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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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SERVICEMASTER GLOBAL HOLDINGS, INC.

860 Ridge Lake Blvd.
Memphis, TN 38120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2015

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceMaster Global Holdings, Inc. will be held at the New York Palace Hotel, located at 455 Madison Avenue, New York, NY 10022, on Monday, April 27, 2015, at 8:00 a.m., local time, for the following purposes:

  1.
  To elect the three Class I directors named in the accompanying proxy statement to serve until the 2018 Annual Meeting of Stockholders.

  2.
  To approve the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan.

  3.
  To approve the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

  4.
  To approve the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan.

  5.
  To hold a non-binding advisory vote approving executive compensation.

  6.
  To hold a non-binding advisory vote on the frequency of future advisory votes approving executive compensation.

  7.
  To ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2015.

  8.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on March 6, 2015 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about March 20, 2015.

By Order of the Board of Directors,

James T. Lucke
 Senior Vice President, General Counsel and Secretary

March 20, 2015

Whether or not you plan to attend the annual meeting, please vote by Internet or telephone at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or telephone or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2015:

The proxy statement and the 2014 annual report are available at http://www.envisionreports.com/serv.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 27, 2015

i

SERVICEMASTER GLOBAL HOLDINGS, INC.

860 Ridge Lake Blvd.
Memphis, TN 38120

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What are the proxy materials?

        The accompanying proxy is delivered and solicited on behalf of the board of directors of ServiceMaster Global Holdings, Inc., a Delaware corporation (referred to as "ServiceMaster," the "Company," "we," "us," or "our"), in connection with the Annual Meeting of Stockholders to be held at the New York Palace Hotel, located at 455 Madison Avenue, New York, NY 10022, on Monday April 27, 2015, at 8:00 a.m., local time. We are first sending this proxy statement and the accompanying form of proxy to stockholders on or about March 20, 2015. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission ("SEC") rules, and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, and the proxy card or a voting instruction card for the Annual Meeting.

        All stockholders and beneficial owners may access the proxy materials at www.envisionreports.com/serv as well as the Company's website—www.servicemaster.com. If you would like to receive a paper copy of our proxy materials, at no charge, please write to ServiceMaster Global Holdings, Inc., c/o Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120.

What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1:	The election of three nominees named in the proxy statement as Class I directors for a term expiring at the 2018 Annual Meeting of Stockholders.
•	Proposal 2:	The approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan.
•	Proposal 3:	The approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.
•	Proposal 4:	The approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan.
•	Proposal 5:	A non-binding advisory vote approving executive compensation.
•	Proposal 6:	A non-binding advisory vote on the frequency of future advisory votes approving executive compensation.
•	Proposal 7:	The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.
•	To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

How does the board of directors recommend I vote on these proposals?

•	Proposal 1:	"FOR" the each of the nominees named in the proxy statement as Class I directors for a term expiring at the 2018 Annual Meeting of Stockholders.
•	Proposal 2:	"FOR" the approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan.
•	Proposal 3:	"FOR" the approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.
•	Proposal 4:	"FOR" the approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan.
•	Proposal 5:	"FOR" the non-binding advisory vote approving executive compensation.
•	Proposal 6:	"FOR EVERY YEAR" on the non-binding advisory vote on the frequency of future advisory votes approving executive compensation.
•	Proposal 7:	"FOR" the ratification of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2015.

        At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.

        As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.

Who is entitled to vote at the Annual Meeting?

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 6, 2015. At the close of business on that date, we had 134,624,861 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by approximately 87 stockholders of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters' rights are not applicable to any of the matters being voted upon of the Annual Meeting.

        By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Stockholders.    If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in "street name" and the proxy materials were forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's, bank's, trustee's or other nominee's procedures for obtaining a legal proxy.

What votes are required to approve each of the proposals?

        Proposal 1, the nominees for Class I director will be elected by a plurality of the votes cast of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three nominees receiving the highest number of affirmative votes will be elected. In accordance with our amended and restated by-laws, stockholders do not have the right to cumulate their votes for the election of directors.

        Proposal 2, the approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

        Proposal 3, the approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

        Proposal 4, the approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

        Proposal 5, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

        Proposal 6, the non-binding advisory vote on the frequency of future advisory votes approving executive compensation, will be determined by a plurality of the votes cast of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, which means that the option receiving the highest number of votes will be determined to be the preferred frequency. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the choice that receives the most votes in making future decisions regarding the frequency of future advisory votes approving executive compensation.

        Proposal 7, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for 2015; however, the Audit Committee will consider the outcome of the vote for fiscal 2015 and when making appointments of our independent registered public accounting firm in future years.

How are broker non-votes and abstentions counted?

        The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked "WITHHOLD AUTHORITY" or "ABSTAIN" will be counted as shares present for purposes of establishing a quorum. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees nor a broker non-vote will have an effect on the outcome of the election of directors in Proposal 1 or the advisory vote on the frequency of future advisory votes approving executive compensation in Proposal 6. As to Proposals 2-5 and 7, shares represented by proxies that are marked "ABSTAIN" will have the effect of a vote against the proposal, while a broker non-vote will not have an effect on the outcome of any proposal other than Proposal 7. Only the ratification of the selection of our independent registered public accounting firm in Proposal 7 is considered a routine matter. Your broker will therefore not have discretion to vote on the "non-routine" matters set forth in Proposals 1-6 absent direction from you.

Can I vote in person at the Annual Meeting?

        For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

        Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of March 6, 2015, the record date, such as their most recent account statement reflecting their stock ownership prior to March 6, 2015, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

Can I vote by telephone or Internet?

        For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare will also be able to vote using the telephone and Internet. If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 26, 2015.

How will my proxy be voted?

        The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders who received a proxy by mail and choose to vote by mail are requested to complete, date and sign the accompanying proxy and promptly return it in the envelope provided. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein.

        Proxies will be voted as specified by the stockholders. Unless contrary instructions are specified, if the accompanying proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company represented thereby will be voted "FOR" election of the nominees listed in this Proxy Statement as directors of the Company, "FOR" the approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan, "FOR" the approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan, "FOR" the approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan, "FOR" the proposal regarding advisory vote approving executive compensation, "FOR EVERY YEAR" on the non-binding advisory vote on the frequency of future advisory votes approving executive compensation and "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. A stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted at the Annual Meeting by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or by changing your vote via the Internet at a later date or (iii) attending and voting in person at the Annual Meeting.

How do I change or revoke my proxy?

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?

        Representatives of Computershare and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.

How can I make a proposal or make a nomination for director for next year's annual meeting?

        You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2016, the proposal or nomination must be received by us at our principal executive offices no later than November 23, 2015. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2016 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between December 29, 2015 and January 28, 2016 and comply with the other provisions of our amended and restated by-laws.

Who pays for the cost of proxy preparation and solicitation?

        The accompanying proxy is solicited by our board of directors. We have also retained the firm of Georgeson to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Computershare will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Director Independence

        In July 2007, we were taken private pursuant to a merger transaction, and following the completion of the merger and other subsequent transactions and prior to our initial public offering in 2014, the significant majority of our outstanding common stock was owned by investment funds managed by, or affiliated with, Clayton, Dubilier & Rice, LLC ("CD&R"), or the "CD&R Funds," StepStone Group LP, or "StepStone," and the investment funds managed by StepStone, the "StepStone Funds," JPMorgan Chase Funding Inc., or "JPMorgan," and Ridgemont Partners Secondary Fund I, L.P, or "Ridgemont" (collectively, the "Equity Sponsors").

        In connection with our initial public offering, which closed on July 1, 2014, we and the Equity Sponsors entered into an amendment and restatement to our then-existing stockholders agreement, or the "amended stockholders agreement," pursuant to which the CD&R Funds and the StepStone Funds agreed to vote in favor of one another's designees to our board of directors, among other matters. As a result, the CD&R Funds and the StepStone Funds continue to exercise significant influence over all matters requiring stockholder approval, including the proposals for this Annual Meeting. Under the amended stockholders agreement, the CD&R Funds and the StepStone Funds have the right to designate nominees for our board of directors, whom we refer to as the CD&R Designees and the StepStone Designees, respectively, subject to the maintenance of specified ownership requirements. Even though the CD&R Funds and the StepStone Funds no longer collectively beneficially own more than 50% of our outstanding common stock, they are still able to assert significant influence over our board of directors and certain corporate actions. The CD&R Funds continue to have the right to designate for nomination for election at least 20% of the total number of directors comprising the board so long as the CD&R Funds own at least 20% but less than 30% of our common stock. The StepStone Funds continue to have the right to designate for nomination for election one director so long as the StepStone Funds own at least 5% of our common stock.

        With respect to any vacancy of a CD&R Designee or StepStone Designee, the CD&R Funds and the StepStone Funds, respectively, have the right to designate a new director for election by a majority of the remaining directors then in office.

        The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Subject to our amended stockholders agreement, any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Controlled Company

        Following completion of a secondary offering that closed on February 10, 2015, the CD&R Funds and the StepStone Funds no longer control a majority of the voting power of our outstanding common stock. Accordingly, as of such date we were no longer a "controlled company" within the meaning of the NYSE corporate governance standards. Consequently, the NYSE rules require that we (i) have a majority of independent directors on our board of directors before February 10, 2016; (ii) have at least one independent director on each of the Compensation Committee and Nominating and Corporate Governance Committee, which we comply with, and at least a majority of independent directors on each of the Compensation Committee and Nominating and Corporate Governance Committee before May 11, 2015, and Compensation Committee and Nominating and Corporate Governance Committees composed entirely of independent directors by February 10, 2016; and (iii) perform an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees. During this transition period, we may continue to utilize the available exemptions from certain corporate governance requirements as permitted by the NYSE rules. The "controlled company" exception does not modify audit committee independence requirements of SEC Rule 10A-3 and the NYSE rules.

Board Composition

        Our board of directors is currently composed of seven directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We have three directors in Class I, two directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The terms of directors in Classes I, II and III end at the annual meetings in 2015, 2016 and 2017, respectively.

Director	Class

John Krenicki, Jr.*	Class I—Expiring 2015 Annual Meeting
Stephen J. Sedita	Class I—Expiring 2015 Annual Meeting
David H. Wasserman	Class I—Expiring 2015 Annual Meeting
Richard P. Fox	Class II—Expiring 2016 Annual Meeting
Darren M. Friedman	Class II—Expiring 2016 Annual Meeting
Sarah Kim	Class III—Expiring 2017 Annual Meeting
Robert J. Gillette	Class III—Expiring 2017 Annual Meeting

*
Chairman of the Board

        At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. John Krenicki, Jr., Stephen J. Sedita and David H. Wasserman, our Class I directors, have been nominated for reelection at the Annual Meeting. See "Proposal 1—Election of Directors" below.

        Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of March 20, 2015.

Nominees for Election to the Board of Directors in 2015

Class I—Nominees Whose Term Expires in 2018

Name	Age	Principal Occupation and Other Information
John Krenicki, Jr.	52	Mr. Krenicki has served as Chairman of the board of directors since January 2013. He joined CD&R as an operating partner in January 2013, after 29 years with General Electric Company, or "GE." Mr. Krenicki currently serves as Chairman of the board of directors of Wilsonart International Holdings LLC and CHC Group Ltd. and lead director of Brand Energy & Infrastructure Services, Inc. He previously served as a director of Hess Corporation. From 2005 until 2008, Mr. Krenicki served as the President and Chief Executive Officer of GE Energy and in 2008 he became a Vice Chairman of GE, serving in such capacity until his resignation from GE in 2012. His responsibilities at GE included (among other roles) oversight of GE's Oil & Gas, Power and Water, and Energy Management businesses. While with GE, Mr. Krenicki also served as a member of GE's Corporate Executive Council and the GE Capital board of directors. Mr. Krenicki's extensive management experience and his background as a director of other service businesses give him beneficial insight into our capital and liquidity needs, in addition to our challenges, opportunities and operations and qualify him to serve on our board of directors.
Stephen J. Sedita	63

Mr. Sedita has served as one of our directors since December 2013. From 2008 until he retired in 2011, Mr. Sedita served as the Chief Financial Officer and Vice President of GE Home & Business Solutions, a business of General Electric Company; from 2007 until 2008, Mr. Sedita served as Chief Financial Officer and Vice President of GE Aviation. Mr. Sedita has served as a director of Controladora Mabe, S.A. de C.V., Camco Inc. and Momentive Performance Materials Holdings Inc. Mr. Sedita's extensive business and financial background and his prior board service experience, qualify him to serve as a director on our board of directors.

Name	Age	Principal Occupation and Other Information
David H. Wasserman	48

Mr. Wasserman has served as one of our directors since July 2007. Mr. Wasserman is a partner of CD&R. Prior to joining CD&R in 1998, Mr. Wasserman worked in the principal investment area at Goldman, Sachs & Co. and as a management consultant at Monitor Company. Mr. Wasserman currently serves on the board of directors of Univar Inc., John Deere Landscapes LLC and Solenis LLC and formerly served on the boards of directors of Hertz Global Holdings, Inc., Covansys Corporation, Culligan Ltd., Kinko's, Inc. and ICO Global Communications (Holdings) Limited, currently known as Pendrell Corporation. Mr. Wasserman's extensive knowledge of the capital markets, experience as a management consultant and experience as a director of other consumer-oriented service businesses with nationwide locations that are similar to our business structure give him beneficial insight into our capital and liquidity needs, in addition to our challenges, opportunities and operations and qualify him to serve on our board of directors.

Continuing Members of the Board of Directors

Class II—Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Other Information
Richard P. Fox	67	Mr. Fox has served as one of our directors since March 2014. Since 2001, Mr. Fox has been an independent consultant. From 2000 to 2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider. Mr. Fox spent 28 years at Ernst & Young LLP, a global accounting firm, last serving as managing partner at the firm's Seattle office. He currently serves on the board of directors of Acxiom Corporation, a marketing technology and services company; Pinnacle West Corporation, a vertically integrated electrical utility serving the State of Arizona; and Univar Inc., an international chemical distributor. Previously, he served on the boards of Pendrell Corporation, an intellectual property investment and advisory firm until 2014; Flow International Corporation, a machine tool manufacturer until 2014; Orbitz Worldwide, Inc. until 2011; and PopCap Games until it was acquired by Electronic Arts Inc. in 2011. He is a certified public accountant in the State of Washington. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions. Mr. Fox's financial, accounting and management expertise, along with his experience on other boards, qualify him to serve as a director on our board of directors.

Name	Age	Principal Occupation and Other Information
Darren M. Friedman	46

Mr. Friedman has served as one of our directors since July 2007. Mr. Friedman is a Partner of StepStone Group LP, a global private markets firm that oversees approximately $60 billion of private capital allocations. Prior to joining StepStone in 2010, Mr. Friedman was a Managing Partner of Citi Private Equity, where he worked from 2001 to 2010, managing over $10 billion of capital across various private equity investing activities. Mr. Friedman sits or has sat on the boards or advisory boards of several portfolio companies, funds and a number of Investment Committees. Mr. Friedman currently serves on the boards of C&J Energy Services, Inc., Educate Inc., Laureate Education, Inc. and Padi Holding Company, LLC. Prior to joining Citi Private Equity, Mr. Friedman worked in the Investment Banking division at Salomon Smith Barney. Mr. Friedman's extensive business, financial and banking expertise to our board of directors from his background in investment banking and private equity fund management and extensive prior board service experience, qualify him to serve as a director on our board of directors.

Class III—Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Other Information
Sarah Kim	39	Ms. Kim has served as one of our directors since December 2013. Ms. Kim is a principal of CD&R. Prior to joining CD&R in 2008, Ms. Kim held positions at Metalmark Capital and McCown De Leeuw, both private equity firms. She also worked in the investment banking division of Goldman, Sachs & Co. Ms. Kim's extensive knowledge of the capital markets gives her beneficial insight into our capital and liquidity needs, in addition to our challenges, opportunities and operations and qualify her to serve on our board of directors.
Robert J. Gillette	55

Mr. Gillette has served as ServiceMaster's Chief Executive Officer and as one of our directors since June 2013. From October 2011 until May 2013, Mr. Gillette was the owner of a company which acquired and developed residential real estate properties. From October 2009 until October 2011, he served as the chief executive officer of First Solar, Inc., a manufacturer of thin film photovoltaic solar modules and solar power plants. From January 2005 to September 2009, Mr. Gillette served as the president and chief executive officer of Honeywell International, Inc.'s aerospace division, a provider of aerospace electronic systems, integrated avionics, engines and services for the aerospace industry. Mr. Gillette's extensive business and management background and his prior experience as a public company executive qualify him to serve as a director on our board of directors.

Director Independence

        Our board of directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Fox and Sedita are "independent" as defined under NYSE listing standards. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Board Leadership Structure

        Our board of directors is led by our non-executive Chairman, Mr. Krenicki, a CD&R Designee. The amended stockholders agreement provides that a CD&R Designee will serve as our Chairman of the board of directors as long as the CD&R Funds own at least 25% of the outstanding shares of our common stock. As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the company at a given point in time. The board believes this governance structure currently promotes a balance between the board's independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. If the board chooses to combine the offices of Chairman and CEO in the future, a lead director will be appointed annually by the independent directors. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Meetings of the Board of Directors and Attendance at the Annual Meeting

        Our board of directors held seven meetings during the fiscal year ended December 31, 2014. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. Directors are encouraged to attend our annual meetings. The 2015 Annual Meeting is the Company's first annual meeting after becoming a public company in 2014.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the board of directors, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at www.servicemaster.com/about-us/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.

Code of Conduct and Financial Code of Ethics

        We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and associates, including the primary financial officer of each of our business units and the Treasurer. We also have a Code of Conduct that applies to all of our directors, officers and associates. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Conduct is available without charge on the investor relations portion of our website at www.servicemaster.com/about-us/corporate-governance.

        We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, by posting such information on our website at www.servicemaster.com/about-us/corporate-governance.

Board Committees

        Our board of directors maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Under the SEC and NYSE rules, by June 25, 2015, our Audit Committee is required to be composed entirely of independent directors. Under the NYSE rules, we will need to have at least a majority of independent directors on our both our Compensation Committee and Nominating and Corporate Governance Committee by May 11, 2015, as we no longer qualify as a "controlled company" and such committees must be composed entirely of independent directors by February 10, 2016. The following is a brief description of our committees.

        The following table shows the current members of each committee and the number of meetings held during 2014.

Director	Audit		Compensation		Nominating & Corporate Governance
John Krenicki, Jr.			X	*	X
Stephen J. Sedita	X		X
David H. Wasserman			X		X	*
Richard P. Fox	X	*			X
Darren M. Friedman(1)
Sarah Kim	X
Robert J. Gillette(2)
Number of Meetings	6		4		0

X=
Current Committee Member; * = Chair

(1)
Mr. Friedman served as a member of the Nominating and Corporate Governance Committee during 2014 and resigned from the committee on January 20, 2015 in anticipation of the secondary offering that closed on February 10, 2015 and necessitated that we have at least one independent director on the committee, when Mr. Fox joined the committee.

(2)
As CEO, Mr. Gillette attends each of the committee meetings as invited, but he is not a member of the committees.

Audit Committee

        Our audit committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website at www.servicemaster.com/about-us/corporate-governance.

        The members of our Audit Committee are Messrs. Fox (Chair), Sedita and Ms. Kim. Our board of directors has designated Messrs. Fox and Sedita and Ms. Kim as "audit committee financial experts," and each of the three members has been determined to be "financially literate" under the NYSE rules. Our board of directors has also determined that Messrs. Fox and Sedita are "independent" as defined under NYSE and Exchange Act rules and regulations. Our Audit Committee must be composed entirely of independent directors by June 25, 2015. The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than three public companies (including the Company), unless the board of directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. At present, none of our Audit Committee members are serving on more than three audit committees of public companies.

Compensation Committee

        Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the CEO), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website at www.servicemaster.com/about-us/corporate-governance.

        The members of our Compensation Committee are Messrs. Krenicki (Chair), Sedita and Wasserman. We are no longer a "controlled company" within the meaning of the NYSE corporate governance standards and we will need to have at least a majority independent directors on the committee by May 11, 2015, and our Compensation Committee must be composed entirely of independent directors by February 10, 2016.

        The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2014, the committee engaged Semler Brossy Consulting Group, LLC to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the company's compensation program for its senior executive officers, including the named executive officers and non-employee directors. Semler Brossy is a global professional services company. The Compensation Committee performed an assessment of Semler Brossy's independence to determine whether the consultant is independent, taking into account Semler Brossy's executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that the firm's work has not raised any conflict of interest and the firm is independent.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us, and overseeing board of directors evaluations. The charter of our Nominating and

Corporate Governance Committee is available without charge on our website at www.servicemaster.com/about-us/corporate-governance.

        The members of our Nominating and Corporate Governance Committee are Messrs. Wasserman (Chair), Krenicki and Fox. Since we are no longer a "controlled company," we will need to have at least a majority of independent directors on the committee by May 11, 2015, and the Nominating and Corporate Governance Committee must be composed entirely of independent directors by February 10, 2016.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee currently are Messrs. Krenicki, Wasserman and Sedita. For a part of 2013 and all of 2014, Ms. Kim served on our Compensation Committee. Messrs. Krenicki and Wasserman and Ms. Kim are principals of CD&R. Mr. Krenicki assumed the role of Interim CEO from April 12, 2013 through June 16, 2013 following the resignation of our former CEO and prior to the hiring of Mr. Gillette. No other member of the Compensation Committee was at any time during 2013 or 2014 an officer or employee of ServiceMaster or any of our subsidiaries nor is any such person a former officer of ServiceMaster or any one of our subsidiaries. See "Certain Relationships and Related Party Transactions" for a discussion of agreements between ServiceMaster, CD&R and the CD&R Funds.

Selection of Nominees for Election to the Board

        Our Corporate Governance Guidelines provide that, subject to the requirements of the amended stockholders agreement, the Nominating and Corporate Governance Committee will identify and select, or recommend that the board select, board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Corporate Governance Committee considers the board's current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company's management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

        In identifying candidates for election to the board of directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ServiceMaster Global Holdings, Inc., c/o Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.

        Pursuant to the amended stockholders agreement with the Company, the CD&R Funds, are currently entitled to nominate (or cause to be nominated) two of the Company's directors and StepStone is entitled to nominate (or cause to be nominated) one of the Company's directors. See "Certain Relationships and Related Party Transactions" below for additional information.

Communications with the Board

        Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, or any individual member of the board or any committee of the board may write to or email the Company at: ServiceMaster Global Holdings, Inc., c/o Assistant Secretary, 860 Ridge Lake Blvd., Memphis, TN 38120 or Board_of_Directors@servicemaster.com.

        The board has designated the Company's Assistant Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Assistant Secretary may communicate with the sender for any clarification. In addition, the Assistant Secretary will promptly forward to the chair of the Audit Committee and the Company's General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Assistant Secretary to be potentially material to the Company. As an initial matter, the Assistant Secretary will determine whether the communication is a proper communication for the board. The Assistant Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Assistant Secretary to be immaterial to the Company.

        Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.

Risk Oversight

        Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our chief legal and compliance officers. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full board of directors regarding these and other matters.

Compensation Risk Assessment

        The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company's compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.

Director Compensation

Cash and Equity Retainers

        During 2014, members of the board of directors who were not employed by us were entitled to receive an annual retainer of $120,000, 50 percent of which was payable in cash and the other 50 percent of which was payable in restricted stock vesting on the day immediately preceding the first anniversary following the grant date, subject to continued service on the board of directors. The restricted stock becomes fully vested on a change in control (as defined in the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan, or the "MSIP" and Omnibus Incentive Plan) or on a termination of the director's services due to death or Disability (as defined in the MSIP and Omnibus Incentive Plan). Directors were given the ability to defer receipt of their cash retainers under the ServiceMaster Deferred Compensation Plan, as amended and restated (see "—Nonqualified Deferred Compensation Plans"). Any independent chairperson of the Audit Committee received an additional annual cash retainer of $10,000. The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $5,000. One-fourth of the annual cash retainer was paid at the end of each quarter, provided the director served as a director in such fiscal quarter. Each of our directors who is employed by or affiliated with the CD&R Funds or the StepStone Funds assigned all of the compensation the director received for his or her services as a director to the fund he or she is affiliated with or its affiliates. All of our directors were reimbursed for reasonable expenses incurred in connection with attending board of directors meetings and committee meetings.

2014 Director Compensation Table

        This table shows the compensation that each non-employee director received for his or her board and committee chair service. Amounts reflect partial year board service for Mr. Fox. Payments to directors whose employers were primary equity sponsors of the company, including Messrs, Friedman, Krenicki and Wasserman and Ms. Kim, have been compensated for the portion of the year following the close of our initial public offering on July 1, 2014.

Name of Director	Cash Fees(1)	Stock Awards(2)	Total
Richard P. Fox	$52,500	$60,000	$112,500
Darren M. Friedman	$30,000	$29,990	$59,990	(3)
Sarah Kim	$30,000	$29,990	$59,990	(4)
John Krenicki, Jr.	$32,500	$29,990	$62,490	(4)
Stephen J. Sedita	$60,000	$60,000	$120,000
David H. Wasserman	$32,500	$29,990	$62,490	(4)

(1)
Total of cash fees paid for annual board retainer and committee chair retainer. The cash amounts for Messrs. Friedman, Krenicki and Wasserman and Ms. Kim were prorated for 50% of the year, providing cash compensation for the third and fourth quarters of 2014, following the closing of our initial public offering on July 1, 2014.

(2)
The amounts in this column reflect the grant date fair value of restricted stock awarded for annual board retainer. The restricted stock awards were valued based on the grant date fair value of

  $12.00 per share for Messrs. Fox and Sedita and $20.74 for Ms. Kim and Messrs. Krenicki, Friedman and Wasserman, which was equivalent to the then current fair value of common stock at the grant date. The amounts for Messrs. Friedman, Krenicki and Wasserman and Ms. Kim were prorated for 50% of the year, providing a restricted stock award equal to 50% of the annual retainer award, following the closing of our initial public offering on July 1, 2014.

(3)
Mr. Friedman assigned both his cash and stock retainers to his employer, StepStone Group LP.

(4)
Ms. Kim and Messrs. Krenicki and Wasserman assigned their cash and stock retainers to their employer, Clayton, Dubilier & Rice Holdings LP.

        Beginning January 1, 2015, members of the board of directors who are not employed by us are entitled to receive an annual retainer of $170,000, $70,000 of which will be payable in cash and the other $100,000 payable in restricted stock as of the date of the annual shareholders' meeting and vesting on the earlier of the next annual shareholders' meeting or the first anniversary following the grant date, subject to continued service on the board of directors. The restricted stock becomes fully vested on a change in control (as defined in the Omnibus Incentive Plan) or on a termination of the director's services due to death or Disability (as defined in the Omnibus Incentive Plan). In addition, any independent chairperson of the Audit Committee will receive an additional annual cash retainer of $15,000. The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional annual cash retainer of $10,000.

        All directors receive reimbursement of their travel and other out-of-pocket expenses in connection with their service.

Stock Ownership Guidelines

        The board of directors has adopted stock ownership guidelines for members of the board of directors and for executive officers of the Company. The board believes that setting these ownership guidelines will enhance directors' and executive officers' alignment with other stockholders. The Compensation Committee will review director and executive officer stock ownership levels on an annual basis.

Board of Directors

        Members of the board of directors are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is currently set at $70,000, resulting in a current expectation to hold stock valued at $350,000. The members of the board of directors who are employed by or affiliated with the CD&R Funds or the StepStone Funds are not subject to the ownership guidelines as their cash and stock retainers have been assigned to their respective employers. Directors will have a period of five years from February 2015 or their appointment to the board, whichever is later, to meet the ownership guidelines. All directors subject to the stock ownership guidelines are on track to meet their stock ownership level within the five-year period.

Executive Officers

        The guidelines for executive officers are based on a multiple of annual base salary with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries.

        Shares included in the ownership guideline calculation include shares owned by the executive, unvested restricted stock units "RSUs" and 25% of the in-the-money value of vested options.

        Executive officers covered under these guidelines have a period of five years from February 2015 or their designation as an executive officer, whichever is later, to meet the ownership guidelines. Each of our executive officers either already meets his or her stock ownership guideline or is on track to meet his or her stock ownership guideline within the five-year period.

EXECUTIVE OFFICERS

        The following table sets forth information about our executive officers as of March 6, 2015.

Name	Age	Present Positions	First Became an Officer
Robert J. Gillette	55	Chief Executive Officer & Director	2013
Alan J. M. Haughie	51	Senior Vice President & Chief Financial Officer	2013
Mark J. Barry	53	Group President, American Home Shield & Franchise Services Group	2012
William J. Derwin	46	President, Terminix	2013
Timothy M. Haynes	48	Senior Vice President & Chief Information Officer	2013
Susan K. Hunsberger	52	Senior Vice President, Human Resources	2014
James T. Lucke	54	Senior Vice President, General Counsel & Secretary	2013
Mary Kay Runyan	47	Senior Vice President, Supply Management	2013

        Robert J. Gillette has served as ServiceMaster's Chief Executive Officer and as one of our directors since June 2013. From October 2011 until May 2013, Mr. Gillette was the owner of a company which acquired and developed residential real estate properties. From October 2009 until October 2011, he served as the chief executive officer of First Solar, Inc., a manufacturer of thin film photovoltaic solar modules and solar power plants. From January 2005 to September 2009, Mr. Gillette served as the president and chief executive officer of Honeywell International, Inc.'s aerospace division, a provider of aerospace electronic systems, integrated avionics, engines and services for the aerospace industry.

        Alan J. M. Haughie has served as ServiceMaster's Senior Vice President and Chief Financial Officer since September 2013. From July 2010 until September 2013, Mr. Haughie served as senior vice president and chief financial officer of Federal-Mogul Corporation, a global supplier of original equipment and aftermarket products for automotive, light commercial, heavy-duty and off-highway vehicles, as well as power generation, aerospace, marine, rail and industrial equipment. From 2005 until June 2010, he served as vice president, controller and chief accounting officer of Federal-Mogul Corporation, having joined Federal-Mogul in 1994 while serving in various roles until 2005.

        Mark J. Barry has served as Group President, American Home Shield & Franchise Services Group since October 29, 2014. Mr. Barry joined ServiceMaster in August 2012 and previously served as President and Chief Operating Officer of American Home Shield. From April 2011 until February 2012, Mr. Barry served as president, Automation and Controls Solutions and from March 2010 until April 2011, served as president, Global Security Products, UTC Fire & Safety, both business units within United Technologies Corporation. From February 2008 until March 2010, Mr. Barry served as president of GE Security-Americas, a division of General Electric Company, before it was acquired by United Technologies Corporation in 2010.

        William J. Derwin has served as President of Terminix since November 2013. From 2002 until October 2013, Mr. Derwin worked at Otis Elevator, serving most recently as its vice president global field operations. During his tenure at Otis Elevator he served in various other executive roles including group director UK and Ireland, vice president North and South America field operations, and vice president greater New York region. Otis Elevator is a division of United Technologies Corporation, a company which provides a broad range of high technology products and support services to the aerospace and building systems industries.

        Timothy M. Haynes has served as Senior Vice President and Chief Information Officer since December 2013. Mr. Haynes joined ServiceMaster in January 2012 and has served as Vice President of Information Technology for the American Home Shield, ServiceMaster Clean and Merry Maids

business units. From February 2006 until January 2012, Mr. Haynes served in a variety of Information Technology executive leadership roles for Nissan Motor Limited and Nissan Americas.

        Susan K. Hunsberger has served as Senior Vice President, Human Resources since January 2014. From February 2010 until December 2013 she served as senior vice president, human resources, for the global business solutions (GBS) group of Connecticut-based Nielsen Holdings N.V., a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence and mobile measurement. From November 1997 until February 2010, Ms. Hunsberger served in a variety of human resources leadership positions at GE Aviation, a division of General Electric Company.

        James T. Lucke has served as Senior Vice President, General Counsel and Secretary since September 2013. From May 2007 until May 2013, Mr. Lucke served as vice president, general counsel and secretary of Mohawk Industries, Inc., a leading producer of floor covering products for residential and commercial applications.

        Mary Kay Runyan has served as Senior Vice President, Supply Management since July 2013. Ms. Runyan joined ServiceMaster in April 2010 and served as Vice President, Fleet until July 2013. From March 2009 until April 2010, Ms. Runyan served as the executive in charge of North American fleet operations for Coca-Cola Enterprises, where she was responsible for policy, process and operational performance across the United States and Canada.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the material elements of our 2014 executive compensation program and the principles underlying our executive compensation policies and decisions. In addition, in this section we provide information regarding the compensation paid to each individual who served in the capacity as principal executive officer (CEO) or principal financial officer (CFO) during 2014 and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as such as of the end of our most recent fiscal year, collectively referred to as our Named Executive Officers, or "NEOs." For fiscal 2014 our NEOs are as follows:

  •
  Robert J. Gillette, Chief Executive Officer;

  •
  Alan J. M. Haughie, Senior Vice President and Chief Financial Officer;

  •
  Mark J. Barry, Group President, American Home Shield & Franchise Services Group;

  •
  William J. Derwin, President, Terminix; and

  •
  Susan K. Hunsberger, Senior Vice President, Human Resources.

Highlights

  •
  Our leadership structure was stable during 2014. Ms. Hunsberger was hired on January 1, 2014 as Senior Vice President, Human Resources. In October 2014, Mr. Barry assumed the leadership of the Franchise Services Group, in addition to his responsibilities leading American Home Shield, with the departure of Mr. Thomas J. Coba, former president of the Franchise Services Group.

  •
  Base salaries of the NEOs who were hired during 2013 and 2014 were not increased during 2014 (except Mr. Derwin's base salary, which was increased as provided in his employment offer letter), as the Compensation Committee deemed that the salaries on the hire dates were competitive and did not need adjustment. Mr. Barry received a 5.7 percent merit-based increase in his salary in April 2014, and then received a 7.5 percent increase in his salary in late 2014 to reflect the increased scope of his position as he assumed the leadership of the Franchise Services Group.

  •
  The financial performance of the Company exceeded expectations in 2014 for Adjusted Operating Performance and Cash Flow (each as defined below) and was slightly below expectations for revenue, resulting in bonus payments above target for our NEOs.

  •
  As part of our strategy to align interests between our NEOs and stockholders, and in recognition of their hire into the senior management team, Messrs. Gillette and Barry and Ms. Hunsberger purchased shares of our common stock and simultaneously were granted options under the MSIP to acquire additional shares in the future. Ms. Hunsberger was also awarded RSUs to provide additional value and alignment with our stockholders. Mr. Barry received a grant of stock options and an RSU award to recognize his assumption of the responsibility of leading the Franchise Services Group.

Objectives of Our Compensation Program

        Our compensation plans for executive officers (including the NEOs) are designed to:

  •
  Attract, motivate and retain highly qualified executives;

  •
  Reward successful performance by the executives and us by linking a significant portion of compensation to financial and business results;

  •
  Align our executives' long-term interests with those of our stockholders through meaningful share ownership; and

  •
  Appropriately balance long- and short-term incentive compensation so that short-term performance is not emphasized at the expense of long-term value creation.

Elements of Executive Compensation, including for NEOs

        To meet these objectives, our executive compensation program consists of the following:

  •
  Base salary, which is intended to attract and retain highly qualified executives and to recognize individual performance by the executive;

  •
  Annual cash incentive, which is intended to motivate each executive to achieve short-term company (and, where applicable, business unit) performance goals while contributing to the attainment of long-term business objectives and special bonus awards from time to time;

  •
  Stock, RSUs (including performance-based RSUs) and stock options to motivate executives to achieve long-term performance goals and to provide equity ownership of our common stock to our executives to ensure goal alignment with our stockholders; and

  •
  Employee benefits, including retirement benefits, health and welfare benefits, perquisites, new hire bonus and relocation benefits, which are intended to attract and retain qualified executives by ensuring that our benefit programs are competitive.

        Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over short and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded, and motivates achievement of both annual goals and sustainable long-term performance.

Determination of Executive Compensation

Pay Decision Process

        The role of our Compensation Committee is to assist our board of directors in the discharge of its responsibilities relating to our executive compensation program. Our Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining base salaries and short-term and long-term incentive awards.

        The Compensation Committee establishes the compensation of our CEO. Historically, in determining the CEO's compensation, the Compensation Committee has considered the following factors: (1) our operating and financial performance, (2) the competitive market data provided by Semler Brossy Consulting Group, or "Semler Brossy," our external compensation consultant at the time of the competitive review, as presented to the Compensation Committee by our Senior Vice President, Human Resources, (3) the assessment by the Compensation Committee of the CEO's individual performance and (4) prevailing economic conditions. The CEO historically recommended to the Compensation Committee compensation for the other executive officers based on his assessment of each executive officer's area of responsibility, individual and business unit performance, overall contribution, the competitive market data provided by Semler Brossy and prevailing economic conditions. All aspects of compensation for our executive officers in fiscal year 2014 were determined by the Compensation Committee and the Compensation Committee provides all functions described in this Compensation Discussion and Analysis as provided in its charter.

        We believe that our executive compensation program must be attractive to compete in the market for executive talent and must support our growth strategy. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually to determine what, if any, modifications should be considered.

        In 2014, the Compensation Committee reviewed and made adjustments to the group of peer companies, or "Peer Group," to which we compare our NEOs' compensation. The Compensation Committee approved a list of 12 companies as our Peer Group. These companies are generally 0.3 to 3.0 times our revenue size, based on 2013 revenue figures. The Compensation Committee decided that companies in the retail and restaurant sectors that were in our Peer Group in prior years were not an appropriate comparison as these sectors and the business and consumer service sectors operate and compensate differently, and Ecolab Inc. was deleted from the Peer Group due to the size of the company as measured by its significantly larger revenue base.

        The new peer companies are generally from the service industry where they have a distributed business model. The Compensation Committee also considered the growth rates of the companies when selecting this group of companies. We have periodically reviewed the Peer Group and may from time to time adjust the companies comprising the group to better reflect competitors in our industry, companies with similar business models and companies that compete in our labor markets for talent. For 2014, the Peer Group consisted of the following companies:

Peer Group

ABM Industries Incorporated	Rollins, Inc.
The ADT Corporation	Service Corporation International
Chemed Corporation	Spectrum Brands Holdings, Inc.
Cintas Corporation	The Scotts Miracle Grow Company
Realogy Holdings Corp.	Waste Connections, Inc.
Republic Services, Inc.	Weight Watchers International, Inc.

        Companies that were deleted from our Peer Group for 2014 include:

    AutoZone, Inc.
    Chico's FAS Inc.
    Chipotle Mexican Grill, Inc.
    Darden Restaurants, Inc.
    DSW Inc.
    Ecolab Inc.
    Harris Teeter Supermarkets, Inc.
    L Brands, Inc.
    O'Reilly Automotive, Inc.
    Starbucks Corporation
    The Wendy's Company
    Urban Outfitters, Inc.

        Companies that were added to the Peer Group for 2014 include:

    The ADT Corporation
    Realogy Holdings Corp.
    Weight Watchers International, Inc.

        As part of our review of competitive pay practices, we engaged Semler Brossy in 2014 to conduct a market review to determine whether executive officer total compensation opportunities were competitive. In determining 2014 executive compensation, the Compensation Committee relied on the Peer Group data for positions reported in the peer companies' respective proxy statements provided by Semler Brossy. A general survey of competitive market data for positions which were not reported in Peer Group proxy statements was provided by Aon Hewitt and was adjusted to mirror general market merit increases, as identified in market salary increase surveys sponsored by compensation consulting organizations. The survey data reflects companies in general industries with revenue sizes between $1 and $5 billion. The Compensation Committee then evaluated base pay and annual bonuses for our executives as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure and performance of the individual executive officer within his or her role.

CEO Performance

        In determining compensation actions for Mr. Gillette, the Compensation Committee placed heavy emphasis on the financial performance of the Company in 2014, highlighted by:

  (1)
  A seven percent increase in revenue;

  (2)
  A 24% increase in Adjusted EBITDA;

  (3)
  A 23% increase in pre-tax unlevered free cash flow; and

  (4)
  A reduction in the Company's debt of over $800 million in 2014.

        The Compensation Committee also considered the significant accomplishments driven by Mr. Gillette's leadership during 2014, including:

  (1)
  The spin-off of the TruGreen business in January 2014 to provide better growth and strategic focus for both TruGreen and ServiceMaster;

  (2)
  The completion of the Company's initial public offering and debt refinancing in July 2014; and

  (3)
  The realignment of the Franchise Services Group in October 2014 under Mr. Barry's leadership.

        Key operational strategies that have enhanced the Company's ability to deliver solid performance on a consistent basis have been implemented, including:

  (1)
  Growth in new services driven by innovation at Terminix;

  (2)
  Continued development of a direct-to-consumer channel at AHS;

  (3)
  Successful acquisition and integration of Home Security of America, Inc.; and

  (4)
  Cost rationalization and supply chain benefits.

        Mr. Gillette also championed a culture change within the Company during 2014, by outlining key behaviors that all associates should strive for in personal career development and which will lead to a better customer experience with the Company's products and services.

        Based on the foregoing, and Mr. Gillette's strong leadership and individual performance, the Compensation Committee determined that Mr. Gillette exceeded expectations for 2014 and was instrumental in driving the success of the Company and creating value for investors.

Base Salary

        Base salaries for executive officers are reviewed annually during our merit review process at the beginning of each year. To determine base salaries for executive officers, we first review market data and target base salaries at the market median of the Peer Group or Aon Hewitt survey data for each respective position. The base salary for each NEO is then determined by adjusting the amount based on the Compensation Committee's assessment of the NEO's experience relative to industry peers, time in his or her position, individual performance, future potential and leadership qualities. In 2014, when a detailed review was performed prior to salary increases, the base salary of Mr. Gillette was slightly above the median of the Peer Group. The base salary for Mr. Barry was slightly below the median peer company business unit leaders. Mr. Barry's base salary was increased by 5.7 percent to $465,000 in April 2014, and then his salary was increased by 7.5% to $500,000 to recognize his additional responsibilities leading the Franchise Services Group. With this increase, Mr. Barry's salary is close to the median of peer company business unit leaders. Mr. Derwin's salary was increased by 5.3% to $500,000 consistent with a provision of his offer letter to effect that increase on April 1, 2014. Mr. Derwin's salary is at approximately the median of peer company business unit leaders. No other NEO received a salary increase during 2014, as they had been hired in 2013 or 2014 (Ms. Hunsberger) and the Compensation Committee determined that their salaries were competitive. The following table sets forth information regarding the 2014 base salaries for our NEOs.

2014 Salary Table

Named Executive Officer	Base Salary as of January 1, 2014	Base Salary as of December 31, 2014	Aggregate Increase %
Robert J. Gillette	$1,100,000	$1,100,000	0%
Alan J. M. Haughie	$550,000	$550,000	0%
Mark J. Barry(1)	$440,000	$500,000	13.6%
Susan K. Hunsberger	$425,000	$425,000	0%
William J. Derwin(2)	$475,000	$500,000	5.3%

(1)
The salary increase for Mr. Barry to $500,000 reflects (i) a 5.7% merit-based increase and (ii) a 7.5% increase to recognize his additional responsibilities leading the Franchise Services Group.

(2)
The salary increase for Mr. Derwin to $500,000 was provided for in his offer letter when hired.

Annual Bonus Plan

        The Annual Bonus Plan, or "ABP," our annual cash incentive program, is designed to reward the achievement of specific pre-set financial results measured over one or more fiscal years or a portion of a fiscal year. For 2014, the ABP was measured over the 2014 calendar year results. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 60 percent of base salary to 100 percent of base salary.

        To encourage our executive officers to focus on short term company (and, where applicable, business unit) goals and financial performance, incentives under the ABP are based on our performance with respect to the following measures at both a corporate consolidated and, where applicable, a business unit level, as well as an evaluation of the individual's performance:

  •
  Adjusted Operating Performance, or "AOP," which is calculated by adding back general allocations to Adjusted EBITDA;

  •
  Revenue;

  •
  Cash Flow, which is calculated by making the following adjustments to AOP: (1) adjusting for the change in net working capital and (2) subtracting capital expenditures; and

  •
  Individual performance evaluation, as determined by the Compensation Committee.

        These performance measures were selected as the most appropriate measures upon which to determine annual bonuses because they are the primary metrics that management and the Equity Sponsors use to measure our performance for purposes unrelated to compensation. Additionally, these measures were selected to incentivize profitable growth and cash flow generation to meet debt obligations and fund investments for future growth. All of the opportunity for payment under the ABP to our NEOs is based on these performance measures.

        Payments under the ABP were also subject to the achievement of a minimum level of performance on the AOP financial measure ("AOP Threshold"). In order to earn any payment under the ABP, the AOP Threshold had to be achieved at the corporate consolidated or, where applicable, business unit levels. The corporate consolidated AOP Threshold and business unit AOP Thresholds applicable to the NEOs are set forth in the table below.

Participating NEO	Performance Measure	AOP Threshold ($ in 000s)	AOP Actual ($ in 000s)
Robert J. Gillette	ServiceMaster AOP	$474,000	$557,000
Alan J. M. Haughie	ServiceMaster AOP	$474,000	$557,000
Susan K. Hunsberger	ServiceMaster AOP	$474,000	$557,000
Mark J. Barry	American Home Shield AOP	$144,000	$173,000
William J. Derwin	Terminix AOP	$267,000	$309,000

        Performance targets are established by the Compensation Committee toward the beginning of each year and are based on expected performance in accordance with our, and where applicable, the business unit's, approved business plan for the year. In the event we and, where applicable, the business unit achieve the performance targets, payout under the ABP would be 100 percent of a specified percentage of the executive's base salary. In the event we and, where applicable, the business unit do not achieve the performance targets, a lesser bonus may be earned if we and, where applicable, the business unit meet or exceed the threshold amounts for the performance targets, which are generally equal to the previous year's results achieved for the applicable performance measure. In the event we exceed the performance targets, the amount of the bonus will increase accordingly. There is no maximum payout under the ABP on the theory that we pay for performance and our executives should receive additional compensation when we exceed our performance goals. The components and weightings of the performance measures are reviewed and determined annually by the Compensation Committee to reflect Company strategy. The Compensation Committee also considers an evaluation of the individual performance for each executive officer and may adjust the formulaic bonus calculation based on its evaluation.

        The tables below provide information regarding the 2014 ABP for our participating NEOs, including the performance goals, the weight assigned to each performance goal, and the payout as a percentage of the target bonus if the threshold or target performance goal is met. The performance goals and relative weightings reflect the Compensation Committee's objective of ensuring that a substantial amount of each NEO's total compensation is tied to applicable business unit performance. Although Mr. Barry assumed the leadership of the Franchise Services Group in October 2014, his 2014 bonus will be measured only on American Home Shield performance, as well as his individual performance.

2014 ABP Weighting, Threshold and Target Performance Goals

Participating NEO	Target Bonus as a % of Salary	Organizational Weighting	Performance Weighting	Threshold ($ in 000s)	Target ($ in 000s)	% of Target Performance for Threshold Payout	% Payout With Threshold Performance
Robert J. Gillette	100%		50% ServiceMaster AOP	474,000	537,000	88.2%	29.5%
Alan J. M. Haughie	70%	100% ServiceMaster	30% ServiceMaster Revenue	2,293,000	2,491,000	92.0%	52.2%
Susan K. Hunsberger	60%		20% ServiceMaster Cash Flow	454,000	489,000	92.8%	56.7%
			50% American Home Shield AOP	144,000	144,000	100.0%	100.0%
Mark J. Barry	65%	100% American Home Shield	30% American Home Shield Revenue	740,000	834,000	88.7%	32.2%
			20% American Home Shield Cash Flow	142,000	161,000	88.0%	27.9%
			50% Terminix AOP	267,000	305,000	87.3%	23.9%
William J. Derwin	65%	100% Terminix	30% Terminix Revenue	1,310,000	1,380,000	94.9%	69.3%
			20% Terminix Cash Flow	326,000	335,000	97.3%	83.5%

        The "% of Target Performance for Threshold Payout" is equal to threshold performance (which is generally equal to the prior year's actual performance) divided by the current year's target goal. The payout levels for performance above threshold are based on a 6:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out six additional percentage points of the targeted payout. We believe the 6:1 ratio to be an effective motivator to improve over the prior year's results. The 2014 ABP target payout opportunity for each participating NEO was based on our review of Peer Group and survey data and the importance of the NEO's position relative to our overall financial success.

2014 ABP Performance

Participating NEO	Target % of Salary	% of ServiceMaster Target AOP Attained	% of ServiceMaster Target Revenue Attained	% of ServiceMaster Target Cash Flow Attained	Business Unit	% of Business Unit Target AOP Attained	% of Business Unit Target Revenue Attained	% of Business Unit Target Cash Flow Attained	% of Target Bonus Earned
Robert J. Gillette	100%	103%	99%	108%	Corporate	N/A	N/A	N/A	117%
Alan J. M. Haughie	70%	103%	99%	108%	Corporate	N/A	N/A	N/A	117%
Susan K. Hunsberger	60%	103%	99%	108%	Corporate	N/A	N/A	N/A	117%
Mark J. Barry	65%	N/A	N/A	N/A	American Home Shield	120%	99%	121%	184%
William J. Derwin	65%	N/A	N/A	N/A	Terminix	102%	100%	108%	117%

2014 ABP Payments

Participating NEO	% of Salary Paid at Target Performance	Base Salary	Actual % of Target Awarded	Total Bonus Earned
Robert J. Gillette	100%	$1,100,000	117%	$1,287,000
Alan J. M. Haughie	70%	$550,000	117%	$451,000
Mark J. Barry	65%	$500,000	184%	$563,000
Susan K. Hunsberger	60%	$425,000	117%	$298,000
William J. Derwin	65%	$500,000	117%	$380,000

Sign-On Bonuses

        We have historically included sign-on bonuses for newly hired executives as a part of the new hire compensation offers. The sign-on bonus is used to provide a compensation offer that differentiates our offer of employment (for executives who frequently have other available opportunities) and may be needed to compensate the executives for the lost value of existing compensation arrangements at the executives' prior employers. In 2014, we paid a sign-on bonus to Ms. Hunsberger of $225,000. Ms. Hunsberger's bonus, consistent with all sign-on bonuses for our executive officers, is subject to repayment provisions if she voluntarily terminates employment with us or is terminated by us for cause prior to the second anniversary of her hire date.

Long-Term Equity Incentive Plans

        Our long-term equity incentive plans were designed to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance. For 2014, our NEOs were participants under our long-term incentive plans.

MSIP

        Prior to our initial public offering, the MSIP provided certain key associates (including all of our NEOs) with the opportunity (1) to invest in shares of our common stock via actual share purchases and (2) to receive RSUs and options to purchase shares of our common stock. We believe that the opportunity for executive officers to purchase shares by making a significant monetary investment in the Company encourages their focus on long-term performance, thereby aligning their interests with the interests of our stockholders. All equity awards granted subsequent to the initial public offering were made under the provisions of the Omnibus Incentive Plan. No further awards will be made under the MSIP, but awards previously granted under the MSIP, including to the NEOs, are still outstanding.

        For each share of common stock purchased by an NEO under the MSIP, we granted such NEO up to four matching options to purchase shares of our common stock, or "Matching Options," except in the case of Mr. Gillette, where we granted five and one half Matching Options for each share purchased. Prior to our initial public offering, we had also awarded RSUs under the MSIP to both newly hired executives and longer tenured NEOs. Each RSU represents a right to receive a share of common stock in the future, if and when the RSU vests. Vesting of RSUs is subject to the executive's continued employment.

        The purchase of shares under the MSIP allowed executive officers to have a stake in our performance by putting their own financial resources at risk. Additionally, through stock option and RSU grants under the MSIP and now the Omnibus Incentive Plan, the executive officers are encouraged to focus on sustained increases in stockholder value. Specifically, we believe the granting of stock options and RSUs, both time vested and performance based, assists us to:

  •
  Enhance the link between the creation of stockholder value and long term executive incentive compensation;

  •
  Maintain competitive levels of total compensation; and

  •
  Enable us to retain key leaders by providing value for key executives.

        Prior to our initial public offering, in connection with the TruGreen Spin-off, we adjusted the exercise price of options held by our employees to reflect the fair market value of our common stock after giving effect to the TruGreen Spin-off by multiplying the exercise price of such options immediately prior to the TruGreen Spin-off by a fraction, the numerator of which was the fair market value of a share of our common stock immediately following the TruGreen Spin-off ($12.00 per share) and the denominator of which was the fair market value of a share of our common stock immediately prior to the TruGreen Spin-off ($15.75 per share), or the "Option Conversion Ratio." To allow our employees to retain the intrinsic values of their stock options prior to the TruGreen Spin-off, we also adjusted the number of shares underlying the options of such employees. The number of shares underlying the options was adjusted by dividing the number of shares underlying the options held by each employee by the Option Conversion Ratio. We refer to these adjustments collectively as the "Option Conversion." Each employee who held our shares of the Company at the time of the TruGreen Spin-off received shares in TruGreen equal to the number of shares they held in the Company. These shareholders were afforded an opportunity to sell their shares in TruGreen and purchase the same value of shares in the Company.

        Our board of directors approved a reverse 2:3 stock split in June 2014 prior to the initial public offering to more appropriately price the stock at the offering. The number of shares, stock options and RSUs were adjusted by dividing the outstanding number of shares, stock options or RSUs by three and multiplying by two. The share cost basis and the option exercise price were adjusted by multiplying the basis or price by three and dividing by two.

        All share, stock option and RSU numbers reflect the adjustments related to the TruGreen Spin-off and the reverse stock split.

        Under the terms of Mr. Gillette's employment agreement, at his discretion, Mr. Gillette had the opportunity, prior to December 31, 2014, to purchase up to an aggregate of $1.5 million of additional common stock at its then-current fair market value. On March 18, 2014, Mr. Gillette purchased $1.5 million of additional common stock and in connection therewith received 687,500 nonqualified options pursuant to the terms of the employment agreement. The options will vest at a rate of one-fourth per year on each of the first four anniversaries of March 18, 2014, subject to Mr. Gillette's continued employment with us.

        Also on March 18, 2014, Mr. Barry purchased $200,000 of our common stock and received 66,666 nonqualified options. Of the options received by Mr. Barry, 50 percent vest upon the value of the common shares underlying the options achieving a price of $24 per share and the remaining 50 percent of the options vest upon the value of the common shares underlying the options achieving a price of $36 per share, subject to Mr. Barry's continued employment with us. Our shares achieved a stock price of $24 on August 26, 2014 and, consequently, 33,333 stock options became vested on that date.

        Pursuant to the terms of their offers of employment, Ms. Hunsberger and Mr. Gillette each made an investment to acquire shares of our common stock, and received Matching Options (and RSUs in Ms. Hunsberger's case) as noted below:

Name	Investment $	# of Shares Acquired	# Matching Options	# RSUs
Robert J. Gillette	$1,500,000	125,000	687,500	0
Susan K. Hunsberger	$439,992	36,666	146,666	43,750

        An additional investment opportunity was also provided to Mr. Barry as noted below. This additional investment opportunity was intended to provide Mr. Barry with a long-term compensation opportunity more comparable to other more newly hired executive officers in similar positions.

Name	Investment $	# of Shares Acquired	# Matching Options(1)	# RSUs
Mark J. Barry	$200,000	16,666	66,666	0

(1)
The stock options granted to Mr. Barry vest as follows: 50% of the options vest upon our shares achieving a stock price of $24 and 50% vest upon our shares achieving a stock price of $36. Our shares achieved a stock price of $24 on August 26, 2014 and, consequently, 33,333 stock options became vested on that date.

        The disclosure regarding stock options in this Compensation Discussion and Analysis, including in the table above and in the "Outstanding Equity Awards at Fiscal Year End (2014)" table below refers to the number of options held by each NEO, and the exercise price of each such option, as of December 31, 2014 (or as of the grant date if specified).

        As discussed above, resulting from the TruGreen Spin-off, the NEOs were afforded an opportunity to consolidate their equity positions into our stock by selling their shares in TruGreen and purchasing our shares. This opportunity also included outstanding RSU awards. All NEOs who held TruGreen shares exercised this opportunity to consolidate their shares into our common shares and their RSUs into our units. This transaction was executed on March 18, 2014. The share purchases are noted in the table below.

Name	TruGreen Shares Sold	# of SERV Shares Acquired	Acquisition Price Per Share	TruGreen RSUs Converted	SERV RSUs Acquired
Robert J. Gillette	100,000	31,250	$12.00	200,000	62,500
Alan J. M. Haughie	32,000	10,000	$12.00	50,000	15,625
Mark J. Barry	30,295	9,466	$12.00	44,445	13,889
Susan K. Hunsberger	0	0	N/A	33,333	10,416
William J. Derwin	69,841	21,824	$12.00	33,333	10,416

Omnibus Incentive Plan

        In connection with our initial public offering, our board of directors adopted and our stockholders approved the Omnibus Incentive Plan, which became effective on June 26, 2014. Our directors, officers, associates and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; RSUs; performance shares; performance units; stock appreciation rights, or "SARs"; dividend equivalents; DSUs; and other stock-based awards. Mr. Barry is the only NEO who received an award under the Omnibus Incentive Plan in 2014.

        On October 29, 2014, the Compensation Committee approved awards, effective as of October 31, 2014, under the Omnibus Incentive Plan for Mr. Barry in the form of 92,670 stock options and 45,872 RSUs to recognize his assumption of the leadership of the Franchise Services Group. The options granted to Mr. Barry vest in four equal installments on the first four anniversaries of the grant date, subject to his continued employment with us. The RSUs granted to Mr. Barry vest in three equal installments on the first three anniversaries of the grant date, subject to his continued employment with us.

        Subject to adjustment as provided under the Omnibus Incentive Plan, a total of 7,958,390 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of December 31, 2014. This figure represented approximately six percent of the shares of our common stock that were outstanding as of December 31, 2014. During any period that Section 162(m) of the Code is applicable to us, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.

        We will consider the award of long-term incentives under the Omnibus Incentive Plan on an ongoing basis to certain key associates, including our NEOs, in order to recognize outstanding performance, enhance retention, assumption of additional responsibilities or otherwise as the Compensation Committee may determine is in our best interest.

Retirement Benefits

        Associates, including the NEOs, are generally eligible to participate in the ServiceMaster Profit Sharing and Retirement Plan, as amended and restated, as it may be further amended from time to time, or the "PSRP." The PSRP is a tax qualified 401(k) defined contribution plan under which we may make discretionary matching contributions. Historically, we have provided for a matching contribution in the PSRP where associates receive a dollar for dollar match on the first 1 percent of their contributions, and then a $0.50 per dollar match on the next 2 percent to 6 percent contributed.

        We also maintain the ServiceMaster Deferred Compensation Plan, as amended and restated, as it may be further amended from time to time, or the "DCP," which is a non-qualified deferred compensation plan designed to afford certain highly compensated associates (including the NEOs, executive officers and certain other associates) the opportunity to defer additional amounts of compensation on a pre-tax basis. All deferred amounts under the DCP are subject to earnings or losses based on the investments selected by the individual participants. We believe that provision of the DCP is an important recruitment and retention tool. Many, if not all, of the companies with which we compete for executive talent provide a similar plan to their senior employees and the cost to us of providing this benefit is minimal. Under the DCP, participants may be provided with discretionary matching contributions, but since 2007 we have not elected to do so. No earnings in the DCP are credited at above market levels.

Employee Benefits and Executive Perquisites

        We offer a variety of health and welfare programs to all eligible associates, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our associates, including medical and dental care coverage, life insurance coverage and short and long-term disability.

        We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions. The perquisites provided to our NEOs are memberships in social and professional clubs. Expenses associated with relocation of newly hired executives (including income tax gross ups on taxable relocation expense reimbursements) are paid to certain executives pursuant to our relocation policy and are based on standard market practices for executive level relocations.

        Mr. Gillette is also provided with personal use of our aircraft and certain spousal travel as described in his employment agreement. The personal use of the company aircraft benefit in Mr. Gillette's employment agreement provides that we will bear the full cost of up to 100 flight hours of the executive's personal use of our aircraft per calendar year, including the cost of landing fees, but excluding any taxes imputed to the executive.

        Our aircraft policy provides that the CEO shall reimburse us for personal use of the company aircraft exceeding 100 hours annually. Any amount so reimbursed to us would be applied to reduce the executive's taxable income arising from the personal use. If our CEO utilizes our aircraft for commuting purposes, the amount applied toward his annual commuting benefit is generally calculated under the income imputation rules established by the IRS for personal use of company aircraft. These rules require the cost of each flight to be estimated by applying published IRS per mile rates based on the size of the aircraft to the total miles flown. This method of calculation was affirmed by the Compensation Committee.

Employment Arrangements

        We or an affiliate generally provides an executive with an offer letter prior to the time an executive joins the Company. The offer letter generally describes the basic terms of the executive's employment, including his or her start date, starting salary, ABP bonus target, special bonuses (if any), relocation benefits, severance benefits (if any), sign-on bonus (if any) and equity awards granted in connection with the commencement of his or her employment. The terms of the executive's employment are thereafter based on sustained good performance rather than contractual terms, and our policies will apply as warranted. During 2013, we and Ms. Hunsberger executed an offer letter memorializing the terms of her offer of employment.

        Under certain circumstances, we recognize that special arrangements with respect to an executive's employment may be necessary or desirable. In 2013, we entered into an employment agreement with Mr. Gillette setting forth the terms of his employment as our CEO and we entered into severance agreements and/or offer letters with Messrs. Haughie and Derwin setting forth certain severance benefits to be received by Messrs. Haughie and Derwin upon a qualifying termination of employment. Please see the narrative following the table in "—Grants of Plan Based Awards (2014)" and the "—Potential Payments Upon Termination or Change in Control" section for a description of the agreements with Messrs. Gillette, Haughie and Derwin.

Post Termination Compensation

        Mr. Barry and Ms. Hunsberger are covered under our standard severance policy or practice as in effect at the time employment is terminated. The standard severance policy and the terms of the post termination arrangements between us and the other NEOs are described in detail below under the "—Potential Payments Upon Termination or Change in Control" section.

Compensation Committee Report

        The Company's Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis should be included in this Proxy Statement.

John Krenicki, Jr. (Chair)
Stephen J. Sedita
David H. Wasserman

        This Compensation Committee Report is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Gillette	2014	1,100,000		0		0	4,083,750	1,287,000	87,617	6,558,367
Chief Executive Officer	2013	592,308	(5)	1,596,712		3,000,000	4,087,875	12,623	108,945	9,398,463
Alan J. M. Haughie	2014	550,000		0		0	0	451,000	87,223	1,088,223
Senior Vice President and Chief Financial Officer	2013	140,417	(5)	600,000		750,000	998,899	0	112,919	2,602,235
Mark J. Barry	2014	464,583		0		1,100,011	1,347,502	563,000	9,346	3,484,442
Group President, American Home Shield	2013	436,250		0		416,660	197,560	361,112	9,260	1,420,842
& Franchise Services Group	2012	156,424		338,148		750,000	950,657	72,327	22,358	2,289,914
Susan K. Hunsberger	2014	425,000		225,000	(6)	525,000	871,200	298,000	144,047	2,488,247
Senior Vice President, Human Resources
William J. Derwin	2014	493,750		0		0	0	380,000	546,492	1,420,242
President, Terminix	2013	68,371	(5)	250,000		525,000	2,180,118	0	0	3,023,489

(1)
The amounts in this column reflect the aggregate grant date fair value of RSUs awarded. The assumptions used in the valuation of RSU awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock options awarded. The assumptions used in the valuation of option awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
Annual bonuses for 2014 were based on Adjusted Operating Performance, Revenue, Cash Flow figures and other individual performance criteria approved by the Compensation Committee.

(4)
Amounts in this column for 2014 are detailed in the All Other Compensation (2014) table below.

(5)
The salary figure reflects the actual partial-year salary paid during 2013 from Messers. Gillette's, Haughie's and Derwin's respective hiring dates of June 17, 2013, September 16, 2013 and November 11, 2013 through the end of the year.

(6)
The amount in the Bonus column for Ms. Hunsberger represents her sign-on bonus of $225,000 paid pursuant to her offer letter.

All Other Compensation (2014)

Named Executive Officer	Perquisites and Other Personal Benefits ($)		Company Paid Life Insurance Premiums ($)	Company Contributions to PSRP ($)(1)	Tax Payment(s) ($)(2)	Total ($)
Robert J. Gillette	78,181	(3)(4)	336	9,100	0	87,617
Alan J. M. Haughie	77,787	(5)	336	9,100	0	87,223
Mark J. Barry	0		336	9,100	0	9,436
Susan K. Hunsberger	120,182	(5)	336	0	23,529	144,047
William J. Derwin	500,535	(5)	336	8,792	36,829	546,492

(1)
The PSRP is our tax-qualified retirement savings plan.

(2)
Tax payments related to relocation expenses were paid to Ms. Hunsberger and Mr. Derwin.

(3)
Mr. Gillette's perquisites include personal use of the corporate aircraft ($61,631); Company-provided membership fees ($1,550) for business and social dining club, and Company-provided auto allowance ($15,000).

(4)
The incremental cost of the use of our aircraft included in the table above is calculated based on the variable operating costs to us, including fuel costs, mileage, trip-related maintenance, universal weather monitoring costs, on-board catering, lamp/ramp fees and other miscellaneous variable costs based on occupied seat hours. Fixed costs, which do not change based on usage, such as pilot salaries, depreciation and the cost of maintenance not related to trips are excluded. The compensation for personal use of our aircraft calculated based on the variable operating costs incurred is typically greater than the amount calculated under the income imputation rules established by the IRS for personal use of company aircraft. The aggregate cost of other perquisites and personal benefits is measured on the basis of the actual cost to us.

(5)
The amount listed reflects Company-paid relocation expenses.

Grants of Plan Based Awards (2014)

        The amounts listed in the table below in the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential 2014 earnings under the ABP, which is a non-equity incentive plan. The threshold amount is the minimum earned amount if threshold performance is attained for all performance measures. There is no maximum under the plan in effect in

2014. Additional information is discussed in "—Compensation Discussion and Analysis—Annual Bonus Plan" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)
											Grant Date Fair Value of Stock and Option Awards $(7)
Named Executive Officer	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Robert J. Gillette	N/A	N/A	$423,155	1,100,000	None
	3/18/2014	3/18/2014						687,500	(1)	$12.00	4,083,750
Alan J. M. Haughie	N/A	N/A	$148,104	385,000	None
Mark J. Barry	N/A	N/A	$212,009	306,052	None
	3/18/2014	3/18/2014						66,666	(2)	$12.00	247,500
	10/31/2014	10/29/2014				45,872	(3)				1,100,011
	10/31/2014	10/29/2014						92,670	(4)	$23.98	1,100,002
Susan K. Hunsberger	N/A	N/A	$ 98,095	255,000	None
	1/2/2014	1/2/2014				43,750	(5)				525,000
	3/18/2014	3/18/2014						146,666	(6)	$12.00	871,196
William J. Derwin	N/A	N/A	$186,460	325,000	None

(1)
Represents the number of stock options granted in conjunction with the purchase of shares by Mr. Gillette in 2014 pursuant to the terms of his employment agreement. Mr. Gillette purchased 125,000 shares on March 18, 2014 and received matching stock options equal to five and one-half times the number of shares purchased, resulting in a stock option grant of 687,500 stock options.

(2)
Represents the number of stock options granted in conjunction with the purchase of shares by Mr. Barry. The Compensation Committee approved the additional investment to provide an opportunity similar to that of other more recently hired executive officers. Mr. Barry purchased 16,666 shares on March 18, 2014 and received matching stock options equal to four times the number of shares purchased, resulting in a stock option grant of 66,666 stock options. These options require the attainment of specified stock prices to vest: 50% of the options vest upon a Company stock price of $24 and the remaining 50% of the options vest upon a stock price of $36. The first 50% of the options vested on August 26, 2014.

(3)
Represents the number of RSUs awarded to Mr. Barry to recognize his additional responsibilities leading the Franchise Services Group, as well as American Home Shield.

(4)
Represents the number of stock options awarded to Mr. Barry to recognize his additional responsibilities leading the Franchise Services Group, as well as American Home Shield.

(5)
Represents the RSU award granted as a component of Ms. Hunsberger's new hire offer. These RSUs will vest at a rate of one-third per year on each of the first three anniversaries of the grant date.

(6)
Represents the number of stock options granted in conjunction with the purchase of shares by Ms. Hunsberger's at a rate of four stock options for each share purchased. These options will become exercisable based on the passage of time and continued employment with one-fourth becoming exercisable on each anniversary following the grant date.

(7)
The amounts in this column reflect the aggregate grant date fair value of options and RSUs awarded. The assumptions used in the valuation of options and RSU awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Employment Arrangements

Employment Agreement with Mr. Gillette

        On June 17, 2013, we announced that Robert J. Gillette had been elected to serve as our CEO pursuant to an employment agreement with us. Mr. Gillette's employment agreement is for a term of three years subject to automatic one year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Gillette received an initial annual base salary of $1.1 million, and a target annual incentive bonus opportunity of 100 percent of his base salary. Additionally, for the 2013 performance year, Mr. Gillette was guaranteed a minimum annual bonus of not less than his target bonus prorated for the portion of the year after he began his employment. This minimum bonus payable to Mr. Gillette for 2013 performance was $596,712. Mr. Gillette also received a sign-on bonus of $1 million.

        Mr. Gillette's employment agreement also entitles him to an automobile allowance of $15,000 per year and personal use of the company aircraft for up to 100 flight hours (50 for 2013). Mr. Gillette's employment agreement also provides for severance benefits as described below under "—Potential Payments Upon Termination or Change in Control." A failure by us to renew the agreement will constitute a termination of Mr. Gillette's employment without cause for purposes of his severance benefits.

        As noted in "—Compensation Discussion and Analysis," in connection with his commencement of employment, Mr. Gillette purchased $1.5 million of our common stock at a price of $15 per share. In connection with his initial investment, Mr. Gillette has been awarded RSUs and nonqualified stock options under the MSIP. He has received 200,000 RSUs, and these RSUs will vest at a rate of one third per year on each of the first three anniversaries of their grant dates. Additionally, for each share of common stock he purchased, he received five and one half Matching Options with an exercise price equal to the fair market value of a share of common stock at the time of the option grant. Mr. Gillette's Matching Options vest at a rate of one fourth per year on each of the first four anniversaries of the grant date. Based on Mr. Gillette's initial equity investment, he acquired 100,000 shares of our common stock and was granted 721,875 Matching Options.

        Pursuant to the terms of his employment agreement, Mr. Gillette made a second investment of $1,500,000 in our common stock and was granted Matching Options at a rate of five and one half options per share purchased. Based on Mr. Gillette's investment, he acquired 125,000 shares of our common stock and was granted 687,500 Matching Options.

        Should Mr. Gillette's employment terminate for cause, all vested and unvested options will be canceled, along with all unvested RSUs. In the case of Mr. Gillette's termination other than for cause and other than by reason of his death or disability, unvested options and RSUs will be canceled. Upon termination by reason of death or disability, Mr. Gillette's unvested options will fully vest. In addition, if the death or disability occurs prior to his RSUs having fully vested, a pro rata portion of the RSUs that would have vested in the year of termination will vest. Mr. Gillette or his estate will retain the right to exercise any vested options for up to 12 months following termination for death, disability, or retirement, and for three months following termination for all other reasons (except for termination for cause). Under the award agreements, if Mr. Gillette's employment is terminated by us without cause or Mr. Gillette resigns with good reason, in either case, when we are party to an agreement that, if consummated, would result in a change in control or such termination was otherwise connected to such an agreement, and in each case such change in control is consummated, Mr. Gillette will receive a cash payment equal to the value of his forfeited awards.

Compensation Arrangement for Ms. Hunsberger

        At the time Ms. Hunsberger was hired, we provided her with an offer letter that set forth her initial base salary and initial annual target bonus opportunity under our ABP, with the actual payouts under the ABP subject to the satisfaction of performance targets established by the Compensation Committee each year. Base salary, target annual bonus and all other compensation are subject to approval each year by the Compensation Committee. The offer letter provided that she would be offered a grant of stock options in connection with her purchase of our common stock. Ms. Hunsberger received such grant of options in 2014 of 146,666 stock options. Ms. Hunsberger also received 43,750 RSUs as a part of her offer of employment. Additionally, a cash sign-on bonus of $225,000 was paid to Ms. Hunsberger.

Equity Awards

        As noted in the Compensation Discussion and Analysis, during 2014, Messrs. Gillette and Barry and Ms. Hunsberger received Matching Options in connection with their respective purchases of shares of our common stock. Additionally, Mr. Barry received RSUs and stock options to recognize the expanded scope of his responsibilities assuming the leadership of the Franchise Services Group in addition to his leadership of American Home Shield. All stock options and RSUs currently held by the NEOs are shown in the table in "—Outstanding Equity Awards at Fiscal Year End (2014)" below.

        The MSIP or Omnibus Incentive Plan and an employee stock option agreement govern each option award and provide, among other things, that the options vest in equal annual installments over a period of four years from the date of grant, subject to continued employment through each applicable vesting date. The Matching Options granted to Mr. Barry in March 2014 related to his investment opportunity vest based on the attainment of specific stock prices. Fifty percent (50%) of the options will vest upon the attainment of a stock price of $24. Fifty percent (50%) will vest upon the attainment of a stock price of $36. The first fifty percent (50%) vested on August 26, 2014, when the stock price of our common stock attained $24.

        Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The MSIP or Omnibus Incentive Plan and an RSU award agreement govern each RSU award and provide, among other things, that the RSUs vest in equal annual installments over a period of three years from the date of grant, subject to continued employment through each applicable vesting date. Holders of RSUs have no rights as stockholders, including voting rights. Holders of RSUs are, however, entitled to dividend equivalents if a dividend is declared on our common stock. For more information on the MSIP, see "—Compensation Discussion and Analysis—Long-Term Equity Incentive Plans" above. See "—Potential Payments Upon Termination or Change in Control" below for information regarding the cancellation or acceleration of vesting of stock options and RSUs upon certain terminations of employment or a change in control.

Omnibus Incentive Plan Awards

        On October 29, 2014, the Compensation Committee approved awards, effective as of October 31, 2014, under the Omnibus Incentive Plan for Mr. Barry in the form of 92,670 stock options and 45,872 RSUs to recognize his assumption of the leadership of the Franchise Services Group.

Outstanding Equity Awards at Fiscal Year End (2014)

		Option Awards					Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)
Robert J. Gillette	9/13/2013	180,469	541,406		$11.43	9/13/2023	175,000	4,684,750
	3/18/2014	0	687,500		$12.00	3/18/2024
Alan J. M. Haughie	9/16/2013	0					43,750	1,171,188
	12/11/2013	42,000	126,000		$12.00	12/11/2023
Mark J. Barry	8/20/2012	0					14,583	390,387
	9/28/2012	58,333	58,332		$17.15	9/28/2022
	8/28/2013	8,750	26,250		$11.43	8/28/2023	9,722	260,258
	3/18/2014	33,333	33,333		$12.00	3/18/2024
	10/31/2014	0	92,670		$23.98	10/31/2024
	10/31/2014	0					45,872	1,227,993
Susan K. Hunsberger	1/2/2014	0					43,750	1,171,188
	3/18/2014	0	146,666		$12.00	3/18/2024
William J. Derwin	11/11/2013	0					29,166	780,774
	12/11/2013	91,666	274,997		$12.00	12/11/2023

(1)
Represents options to purchase shares of our common stock granted under the MSIP or Omnibus Incentive Plan. Options become exercisable on the basis of passage of time and continued employment over a four-year period, with one-fourth becoming exercisable on each anniversary following the grant date. Mr. Barry's stock options awarded on March 18, 2014, provides for vesting upon the attainment of certain stock prices, with 50% (33,333 options) having vested on August 26, 2014 by reaching a stock price of $24. The remaining 50% will vest upon the attainment of a stock price of $36.

(2)
Represents RSUs to be settled in our common stock granted under the MSIP or Omnibus Incentive Plan. RSUs become vested and will settle on the basis of passage of time and continued employment over a three-year period, with one-third becoming vested on each anniversary following the grant date.

(3)
Fair market value as of December 31, 2014 of $26.77 per share.

Option Exercises and Stock Vested (2014)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Robert J. Gillette	0	0	87,500	2,142,000
Alan J. M. Haughie	0	0	21,875	523,469
Mark J. Barry	0	0	19,445	449,327
Susan K. Hunsberger	0	0	0	0
William J. Derwin	0	0	14,584	375,976

(1)
Reflects the vesting of RSUs in 2014. Mr. Gillette remitted cash funds to satisfy tax obligations. Messrs. Haughie, Barry and Derwin elected to surrender a portion of the shares that settled upon vesting of the RSUs to satisfy tax withholding obligations, resulting in net shares of 15,893; 14,128; and 10,596; respectively.

Nonqualified Deferred Compensation Plans

        No NEOs participated in the Deferred Compensation Plan, or DCP, during 2014 and none have any balance in the DCP from any prior year.

Deferred Compensation Programs

        The DCP is a nonqualified deferred compensation plan designed to afford certain highly compensated associates the opportunity to defer not less than 2 percent and not more than 75 percent of their compensation on a pre tax basis. Deferred amounts are credited with earnings or losses based on the rate of return of investments selected by the participants in the DCP. The plan provides for a range of mutual fund investments identical to our 401(k) plan. We, in our sole discretion, may make matching contributions, based on the amounts that are deferred by associates pursuant to the DCP. We did not make matching contributions for 2014. Distributions are paid at the time elected by the participant in accordance with the DCP.

        The DCP is not currently funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due under the DCP. All plan assets are held in a rabbi trust and are considered general assets of ours. When such payments are due, the cash will be distributed from the DCP's trust.

Potential Payments Upon Termination or Change in Control

Severance Benefits for NEOs

        Unless modified by separate agreement, upon a termination by us for cause, by the executive without good reason, or upon death or disability, we have no obligation to pay any prospective amounts or provide any benefits to our NEOs. Our obligations will consist of those obligations accrued at the date of termination, including payment of earned salary, vacation, reimbursement of expenses and obligations that may otherwise be payable in the event of death or disability. For this purpose, "cause" means a material breach by the executive of the duties and responsibilities of the executive (other than as a result of incapacity due to physical or mental illness) that is demonstrably willful and deliberate on the executive's part, committed in bad faith or without reasonable belief that such breach is in our best interests and not remedied in a reasonable period of time after receipt of written notice from us specifying such breach; or the commission by the executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the executive that materially and adversely affects our business affairs or reputation. The NEOs' agreements described below also include in the definition of "cause": any failure by the executive to cooperate with any investigation or inquiry into the executive's business practices, whether internal or external, including, but not limited to, the executive's refusal to be deposed or to provide testimony at any trial or inquiry.

        Upon each executive's retirement, death or disability, we will pay to the executive (or his or her executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; plus if the date of termination is after June 30 of a fiscal year, a prorated bonus through his date of termination (determined based on the target bonus, in the event of retirement or death, or actual accomplishment, in the event of disability).

Mr. Gillette

        Mr. Gillette's employment agreement provides that if we were to terminate Mr. Gillette's employment without cause, or Mr. Gillette terminates his employment for good reason, he would receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) reimbursement of COBRA premiums paid by him for 18 months following the date of termination (and reimbursement of COBRA premiums for up to an additional 6 months following the end of the original 18 month period to the extent that Mr. Gillette and his dependents have not obtained coverage from a subsequent employer); (3) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; (4) a prorated bonus through his date of termination; and (5) an amount equal to two times his average annual bonus paid or payable to Mr. Gillette with respect to the two fiscal years immediately preceding the date of termination or, if Mr. Gillette has not received an annual bonus for either or both of those fiscal years immediately preceding the date of termination, such average to be calculated using his target annual bonus for such year or years, as applicable. Payments of Mr. Gillette's severance benefits are subject to Mr. Gillette's signing a general release of claims. Mr. Gillette is also subject to covenants not to compete or, solicit for two years following termination and an indefinite covenant not to disclose confidential information. Upon Mr. Gillette's retirement, death or disability, we shall pay to Mr. Gillette (or his executors or legal representatives) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid, plus a prorated bonus through his date of termination.

Messrs. Haughie and Derwin

        We entered into a severance agreement with each of Messrs. Haughie and Derwin upon their respective hires that provides that if we were to terminate Mr. Haughie's or Mr. Derwin's employment without cause, or if such executive were to terminate his employment for good reason, he would receive: (1) continued payment of monthly base salary for 12 months following the date of termination; (2) an amount equal to the executive's then current year's annual bonus at target; (3) if the date of termination is after June 30 of a fiscal year, a prorated bonus through the date of termination; and (4) an amount equal to twelve times the executive's monthly cost for health care continuation coverage for those eligible plans in place immediately prior to termination.

Severance Arrangements with Other NEOs

        We have not historically offered severance agreements or change in control agreements to newly hired executive officers; however, the Compensation Committee periodically reassess the need to offer these types of arrangements as part of maintaining competitive executive compensation packages and has included severance agreements for Messrs. Haughie and Derwin, where the agreements were needed to hire the executives. Mr. Barry and Ms. Hunsberger are covered under our standard severance practices and guidelines. As an officer who reports directly to our CEO, he or she is eligible to receive severance if terminated without cause (as defined in "—Potential Payments Upon Termination or Change in Control—Severance Benefits for NEOs"). Under our practice for executive officers as in effect as of December 31, 2014, in the event of such termination, an amount equal to one times base salary plus target bonus for the year of termination is paid out generally in monthly installments over a period of 12 to 18 months, and, if termination occurs after June 30 of a year, a prorated portion of the bonus earned under the ABP, would be payable to the terminated executive at the same time as annual bonuses are paid to other executives for the applicable year, subject to execution of a general release and observing covenants not to compete, solicit, nor disclose confidential information.

MSIP and Omnibus Incentive Plan

        If an executive's employment is terminated by us for "cause" (as defined in the MSIP and Omnibus Incentive Plan) all options (vested and unvested) and unvested RSUs are immediately cancelled.

        If an executive's employment is terminated by us without "cause" or if the executive voluntarily terminates his employment for any reason, all unvested options and RSUs immediately terminate. Upon such a termination, the executive may exercise vested options before the first to occur of (1) the three month anniversary of the executive's termination of employment, (2) the expiration of the options' normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment.

        If an executive's employment terminates by reason of death or disability, all unvested options will vest and all options will remain exercisable until the first to occur of (1) the one year anniversary of the executive's date of termination, (2) the expiration of the options' normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. RSUs will vest as to the number of RSUs that would have vested on the next anniversary of the grant date (assuming the executive's employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the grant date, if the termination due to death or disability occurs on or prior to the first anniversary of the grant date, or (y) the most recent prior anniversary of the grant date, if the termination due to death or disability occurs after the first anniversary of the grant date, and the denominator of which was 365 for 2014.

        The stock option agreements provide that all then outstanding options (whether vested or unvested) will be cancelled in exchange for a cash payment if we experience a "change in control" (as defined in the MSIP and the Omnibus Incentive Plan), unless the board of directors reasonably determines in good faith that options with substantially equivalent or better terms are substituted for the existing options. Upon a change in control occurring prior to the third anniversary of the grant date, all RSUs will become vested.

        The initial public offering of our common stock did not constitute a change in control.

        The board of directors also has the discretion to accelerate the vesting of options or RSUs at any time and from time to time.

Payment Upon Retirement, Death, Disability, Qualifying Termination, or Change in Control as of December 31, 2014

        The following table sets forth information regarding the value of payments and other benefits payable by us to each of the NEOs employed by us as of December 31, 2014 in the event of retirement, death, disability, qualifying termination (a termination which qualifies an NEO for severance payments under his employment agreement or offer letter or our general severance policy) or change in control. Except as otherwise noted below, the amounts shown assume termination or change in control effective as of December 31, 2014 and a fair market value of our common stock on December 31, 2014 of $26.77 per share.

Potential Payments Upon Retirement, Death, Disability, Qualifying Termination or Change in Control (2014)

Named Executive Officer	Event	Base Salary and Target Bonus ($)(1)	Payment of Current Year Bonus ($)(2)	Acceleration of Vesting of Stock Options ($)(3)	Acceleration of Vesting of RSUs ($)(3)	Health & Welfare ($)	Total Payments ($)
Robert J. Gillette	Retirement	0	1,287,000	0	0	0	1,287,000
	Death	0	1,100,000	18,459,543	699,500	0	20,259,043
	Disability	0	1,287,000	18,459,543	699,500	0	20,446,043
	Qualifying Termination	4,400,000	1,287,000	0	0	0	5,687,000
	Change in Control	0	0	18,459,543	4,684,750	0	23,144,293
Alan J.M. Haughie	Retirement	0	451,000	0	0	0	451,000
	Death	0	385,000	1,861,020	174,888	0	2,420,908
	Disability	0	451,000	1,861,020	174,888	0	2,486,908
	Qualifying Termination	935,000	451,000	0	0	0	1,386,000
	Change in Control	0	0	1,861,020	1,171,188	0	3,032,208
Mark J. Barry	Retirement	0	563,000	0	0	0	563,000
	Death	0	306,052	1,714,707	255,225	0	2,275,984
	Disability	0	563,000	1,714,707	255,225	0	2,532,932
	Qualifying Termination	825,000	563,000	0	0	0	1,388,000
	Change in Control	0	0	1,714,707	1,878,638	0	3,593,345
Susan K. Hunsberger	Retirement	0	298,000	0	0	0	298,000
	Death	0	255,000	2,166,257	388,272	0	2,809,529
	Disability	0	298,000	2,166,257	388,272	0	2,852,529
	Qualifying Termination	680,000	298,000	0	0	0	978,000
	Change in Control	0	0	2,166,257	1,171,188	0	3,337,445
William J. Derwin	Retirement	0	380,000	0	0	0	380,000
	Death	0	325,000	4,061,706	53,486	0	4,440,192
	Disability	0	380,000	4,061,706	53,486	0	4,495,192
	Qualifying Termination	825,000	380,000	0	0	0	1,205,000
	Change in Control	0	0	4,061,706	780,773	0	4,842,479

(1)
Calculations are based upon the terms previously discussed under "—Potential Payments Upon Termination or Change of Control—Severance Benefits for NEOs."

(2)
Because termination is assumed to occur on the last day of the performance period for the 2014 ABP, amounts shown for Retirement, Disability and Qualifying Termination are the same as those reflected in the 2014 ABP Payments table above. The amounts are payable upon an involuntary termination without cause (and for Messrs. Gillette, Haughie and Derwin upon voluntary termination for good reason). The amounts shown for Death reflect ABP payments at the NEO's target award percentage.

(3)
As noted above in the sections entitled MSIP and Omnibus Incentive Plan, upon a change in control, death or disability, all or portions of unvested stock options and RSUs become vested and exercisable. The values in the table were based on a value of $26.77 per share at December 31, 2014, and option exercise prices of $11.43, 12.00, $17.15 and $23.98, as applicable.

Equity Compensation Plan Information

        The following table contains information, as of December 31, 2014, about the amount of our common shares to be issued upon the exercise of outstanding options and RSUs granted under the MSIP and the Omnibus Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	5,037,605	$12.27	7,958,390
Equity compensation plans not approved by shareholders	—	—	—

Total	5,037,605	$12.27	7,958,390

(1)
The figures in this column reflect 4,604,099 stock options and 433,506 RSUs granted to officers pursuant to the MSIP and Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 6, 2015 with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 134,624,861 shares of our common stock outstanding as of March 6, 2015.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent
Clayton, Dubilier & Rice Fund VII, L.P. and related funds(1)	40,046,979	29.8
StepStone Group LP managed funds(2)	8,769,043	6.5
Citadel Advisors LLC(3)	6,924,421	5.1
John Krenicki, Jr.(4)	63,492	*
David H. Wasserman(4)	0	0
Sarah Kim(4)	0	0
Darren M. Friedman(5)	0	0
Richard P. Fox(6)(7)	5,000	*
Stephen J. Sedita(6)(7)	5,000	*
Robert J. Gillette(6)(8)	696,094	*
Alan J. M. Haughie(6)(8)	99,893	*
Mark J. Barry(6)(8)	170,970	*
William J. Derwin(6)(8)	193,926	*
Susan K. Hunsberger(6)(8)	83,721	*
All current directors and executive officers as a group (14 persons)(8)	1,441,856	1.1

*
Less than one percent.

(1)
Represents the following shares: (i) 26,518,251 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 6,489,367 shares of common stock held by Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., whose general partner is CD&R Associates VII (Co-Investment), Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (iii) 4,640,694 shares of common stock held by CDR SVM Co-Investor L.P., whose general partner is CDR SVM Co-Investor GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P.; (iv) 2,209,854 shares of common stock held by CDR SVM Co-Investor No. 2 L.P., whose general partner is CDR SVM Co-Investor No. 2 GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P.; and (v) 188,813 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd. Does not include 4,338 restricted shares issued to Clayton, Dubilier & Rice, LLC, as assignee of compensation payable to certain members of our board of directors associated with Clayton, Dubilier & Rice, LLC pursuant to their service as directors of ServiceMaster. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a two-person board of directors, Donald J. Gogel and Kevin J. Conway, as the directors of each of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by Clayton, Dubilier & Rice Fund VII, L.P., Clayton Dubilier & Rice Fund VII (Co-Investment), L.P., CDR SVM Co-Investor L.P., CDR SVM Co-Investor No. 2 L.P. and CD&R Parallel Fund VII, L.P. Such persons expressly disclaim such beneficial ownership.

  Investment and voting decisions with respect to shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CDR SVM Co-Investor L.P., CDR SVM Co-Investor No. 2 L.P. and CD&R Parallel Fund VII, L.P. are made by an investment committee of limited partners of CD&R Associates VII, L.P., currently consisting of more than ten individuals, or the "Investment Committee." All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, LLC.

  Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CDR SVM Co-Investor L.P. and CDR SVM Co-Investor No. 2 L.P. Each of CDR SVM Co-Investor GP Limited and CDR SVM No. 2 GP Limited expressly disclaims beneficial ownership of the shares held by each of CDR SVM Co-Investor L.P., Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., and CDR SVM Co-Investor No. 2 L.P. Clayton, Dubilier & Rice Fund VII, L.P. expressly disclaims beneficial ownership of the shares held by each of CDR SVM Co-Investor L.P. and CDR SVM Co-Investor No. 2 L.P. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CDR SVM Co-Investor L.P. and CDR SVM Co-Investor No. 2 L.P.

  The address for each of Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P., CD&R Parallel Fund Associates VII, Ltd., CDR SVM Co-Investor L.P., CDR SVM Co-Investor L.P., CDR SVM Co-Investor No. 2 L.P. and CD&R Investment Associates VII, Ltd. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

(2)
Represents shares held by 2007 Co-Investment Portfolio L.P., StepStone Capital Partners II Onshore, L.P., StepStone Capital Partners II Cayman Holdings, L.P., and StepStone Co-Investment (ServiceMaster) LLC. Does not include 1,446 restricted shares issued to StepStone Group LP as assignee of compensation payable to Mr. Friedman pursuant to his service as a director of ServiceMaster. The address for each of 2007 Co-Investment Portfolio L.P., StepStone Capital Partners II Onshore, L.P., StepStone Capital Partners II Cayman Holdings, L.P. and StepStone Co-Investment (ServiceMaster) LLC, is c/o StepStone Group LP, 4350 LaJolla Village Drive, Suite 800, San Diego, CA 92122.

(3)
Based on information obtained from a Form 13G filed with the SEC by Citadel Advisors LLC ("Citadel Advisors"), Citadel Advisors Holdings III LP ("CAH3"), Citadel GP LLC ("CGP") and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH3 and CGP, the "Citadel reporting persons") with respect to shares of common stock (and options to purchase of the above-named issuer owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company ("CG"), Citadel Equity Fund Ltd., a Cayman Islands limited company ("CEF"), Surveyor Capital Ltd., a Cayman Islands limited company ("SC"), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company ("CQ"), and Citadel Securities LLC, a Delaware limited liability company ("Citadel Securities"). Each of Citadel Advisors and CGP is organized as a limited liability company under the laws of the State of Delaware. CAH3 is organized as a limited partnership under the laws of the State of Delaware.

  Citadel Advisors is the portfolio manager for CG, CEF and SC. Citadel Advisors II LLC, a Delaware limited liability company ("CA2"), is the portfolio manager of CQ. CAH3 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership ("CALC3"), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH3. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. The address for each of Citadel reporting persons is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(4)
Does not include common stock held by the CD&R Funds. Ms. Kim and Messrs. Krenicki and Wasserman are directors of ServiceMaster Global Holdings, Inc. and principals of Clayton, Dubilier & Rice, LLC. Each of them has assigned their compensation for board service to Clayton, Dubilier & Rice, LLC. They expressly disclaim beneficial ownership of the shares held by the CD&R Funds. The address for Ms. Kim and Messrs. Krenicki and Wasserman is 375 Park Avenue, New York, New York 10152.

(5)
Does not include common stock held by investment funds associated with or designated by StepStone Group LP. Mr. Friedman is a director of ServiceMaster and an executive of StepStone Group LP. He has assigned his compensation for board service to StepStone Group LP. He disclaims beneficial ownership of the shares held by investment funds associated with or designated by StepStone Group LP. The address for Mr. Friedman is 505 5th Avenue, 17th Floor, New York, NY 10017.

(6)
The business address for these persons is c/o ServiceMaster Global Holdings, Inc., 860 Ridge Lake Boulevard, Memphis, TN 38120.

(7)
With respect to each of Messrs. Fox and Sedita, represents 5,000 restricted shares that will vest on March 31, 2015.

(8)
Includes shares which the current executive officers have the right to acquire prior to May 5, 2015 through the exercise of stock options or vesting of RSUs as follows: Mr. Gillette, 352,344 shares, Mr. Haughie 42,000 shares, Mr. Barry 100,416 shares, Mr. Derwin 91,666 shares and Ms. Hunsberger, 36,667 shares. All current executive officers as a group have the right to acquire 681,488 shares prior to May 5, 2015 through the exercise of stock options or vesting of RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board of directors has approved policies and procedures with respect to the review and approval of certain transactions between us and a "Related Person," or a "Related Person Transaction," which we refer to as our "Related Person Transaction Policy." Pursuant to the terms of the Related Person Transaction Policy, the board of directors must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department and the legal department will then determine whether it should be submitted to our Audit Committee for consideration.

        For the purposes of the Related Person Transaction Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

        A "Related Person," as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ServiceMaster or a nominee to become a director of ServiceMaster; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

Stockholders Agreement

        In connection with our initial public offering, we entered into an amended stockholders agreement with the Equity Sponsors. The amended stockholders agreement granted the CD&R Funds the right to designate for nomination for election a number of CD&R Designees equal to: (i) at least a majority of the total number of directors comprising our board of directors at such time as long as the CD&R Funds own at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our board of directors at such time as long as the CD&R Funds own at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our board of directors at such time as long as the CD&R Funds own at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our board of directors at such time as long as the CD&R Funds own at least 20% but less than 30% of the outstanding shares of our common stock; and (v) at least 5% of the total number of directors comprising our board of directors at such time as long as the CD&R Funds own at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of CD&R Designees that the CD&R Funds are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded to the nearest whole number and the calculation would be made on a pro forma basis after taking into account any increase in the size of our board of directors.

        Our amended stockholders agreement also provides that, for as long as the StepStone Funds own 5% or more of the outstanding shares of our common stock, the StepStone Funds have the right to designate one member of our board of directors for nomination for election.

Registration Rights Agreement

        In connection with our initial public offering, we and the Equity Sponsors holding substantially all of the shares of our common stock entered into the registration rights agreement. The registration rights agreement grants to these Equity Sponsors the right, in the case of the CD&R Funds at any time, and in the case of the other Equity Sponsors holding "registrable securities" (as defined in the registration rights agreement) at least 18 months following the initial public offering of our common stock, to cause us, at our own expense, to use our reasonable best efforts to register shares held by the Equity Sponsors for public resale, subject to certain limitations. In the event we register any of our common stock following our initial public offering, these Equity Sponsors also have the right to require us to use our best efforts to include shares of our common stock held by them, subject to certain limitations, including as determined by the underwriters. The registration rights agreement also provides for us to indemnify the Equity Sponsors party to that agreement and their affiliates in connection with the registration of our common stock.

Consulting Agreements

        Prior to our initial public offering, we and The ServiceMaster Company, LLC, our indirect wholly-owned subsidiary ("SvM"), were parties to a consulting agreement with CD&R under which CD&R provided us with ongoing consulting and management advisory services. The annual consulting fee payable under the consulting agreement with CD&R was $6.25 million. Under this agreement, the Company recorded consulting fees of $3 million, $6 million and $6 million for the years ended December 31, 2014, 2013 and 2012, respectively. The consulting agreement also provided that CD&R could receive additional fees in connection with certain subsequent financing and acquisition or disposition transactions. There were no additional fees incurred in each of the years ended December 31, 2014, 2013 and 2012. As described below, the CD&R consulting agreement was terminated in connection with our initial public offering.

        Prior to our initial public offering, we and SvM were parties to consulting agreements with StepStone, JPMorgan and Ridgemont (and formerly with BAS Capital Funding Corporation). Effective January 1, 2012, the annual consulting fee formerly payable to BAS Capital Funding Corporation (and subsequently payable to Ridgemont) was reduced to $0.25 million. Pursuant to the consulting agreements, we were required to pay annual consulting fees of $0.5 million, $0.25 million and $0.25 million to StepStone, JPMorgan and Ridgemont (formerly payable to BAS Capital Funding Corporation), respectively. We recorded aggregate consulting fees related to these agreements of $1 million in each of the years ended December 31, 2014, 2013 and 2012.

        In connection with our initial public offering, we entered into termination agreements with CD&R, StepStone, JPMorgan and Ridgemont pursuant to which the parties agreed to terminate the ongoing consulting fees described above. Pursuant to the termination agreements, we paid aggregate termination fees of $21 million ($19 million to CD&R; $1 million to StepStone; and $500,000 to each of JPMorgan and Ridgemont) upon consummation of our initial offering. All subsequent annual consulting fees were terminated. No transaction fee was payable to any Equity Sponsor under the consulting agreements as a result of our initial public offering.

Indemnification Agreements

        We and SvM are parties to indemnification agreements with the CD&R Funds and CD&R, StepStone, JPMorgan and Ridgemont, pursuant to which we and SvM indemnify such Equity Sponsors and CD&R, and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements, described above under "Consulting Agreements" and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

        In connection with our initial public offering, we entered into indemnification agreements with our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights.

Financing Arrangements with Related Parties

        Affiliates of JPMorgan (which is one of the Equity Sponsors) have provided investment banking and commercial banking services to us for which they have received customary fees and commissions. These parties have acted as agents and lenders to us under the Credit Facilities, as an issuing bank under our Revolving Credit Facility and as initial purchasers for the 8 percent senior notes due 2020 and the 7 percent senior notes due 2020, for which they received customary fees, commissions, expenses or other compensation. SvM entered into a registration rights agreement with an affiliate of JPMorgan in connection with the issuance of the foregoing notes.

REPORT OF THE AUDIT COMMITTEE

        The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its charter.

        Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with Deloitte & Touche LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

        The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communications with Audit Committees."

        The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte and Touche LLP its independence from us.

        Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee

Richard P. Fox (Chair)
Sarah Kim
Stephen J. Sedita

        This Report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year as Class I directors:

  •
  John Krenicki, Jr.

  •
  Stephen J. Sedita

  •
  David H. Wasserman

        If elected, each of these individuals will serve as a Class I director until the 2018 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class I director.

        The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled "The Board of Directors and Corporate Governance."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

 PROPOSAL 2: APPROVAL OF THE
EXECUTIVE ANNUAL BONUS PLAN

        On February 24, 2015, our board of directors approved and recommended for approval by the Company's stockholders the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan (the "Executive Annual Bonus Plan"). The Executive Annual Bonus Plan is intended to govern the award and payment of annual cash bonuses to certain of the Company's and its subsidiary's executive officers and key employees whose compensation is subject to the deduction limitations contained in Section 162(m) of the Code, as described below. An earlier version of the Executive Annual Bonus Plan was approved by the board in connection with the Company's initial public offering, which closed on July 1, 2014. However, management desires to have the Executive Annual Bonus Plan approved by stockholders post-initial public offering to benefit from certain provisions of Section 162(m) of the Code, described below.

        A description of the material provisions of the Executive Annual Bonus Plan is set forth below. The statements made in this Proposal 2 concerning terms and provisions of the Executive Annual Bonus Plan are summaries and do not purport to be a complete recitation of the Executive Annual Bonus Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Executive Annual Bonus Plan, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference herein.

Section 162(m) of the Internal Revenue Code of 1986, As Amended

        Approval of the material terms of the performance goals set forth in the Executive Annual Bonus Plan is intended to allow awards under the Executive Annual Bonus Plan to the Company's CEO and certain other executive officers qualify as tax-deductible performance-based compensation under Section 162(m) of the Code for federal income tax purposes. As mentioned below, the Executive Annual Bonus Plan contains a formula that establishes the maximum award amount permitted for each participant under the Executive Annual Bonus Plan for a performance period. The Compensation Committee (or such other subcommittee designated by the board of directors) is authorized to use its negative discretion to decrease (but not increase) the maximum amount. The Executive Annual Bonus

Plan has been structured in this manner in order to result in annual bonus payments being tax-deductible performance-based compensation for federal income tax purposes under Section 162(m) of the Code to the maximum extent practicable.

        Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the CFO). However, Section 162(m) of the Code generally allows a company to deduct stockholder-approved performance-based compensation without limitation, subject to specified terms and conditions. The Company intends that, subject to stockholder approval of the performance goals in the Executive Annual Bonus Plan, awards made pursuant to the Executive Annual Bonus Plan will qualify as performance-based compensation not subject to Code Section 162(m)'s $1,000,000 deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances, and the Company reserves the right in all cases to pay compensation that it determines to be appropriate even if that compensation is not deductible.

        If the Executive Annual Bonus Plan is not approved by the stockholders, bonuses to employees covered by Section 162(m) of the Code will not qualify as performance-based compensation under Section 162(m) of the Code. However, we expect to rely on the transition rule contained in Treasury Regulation § 1.162-27(f)(1) of the Code until the earliest of (i) the expiration of Executive Annual Bonus Plan, (ii) the material modification of the Executive Annual Bonus Plan and (iii) the 2018 annual shareholders meeting. During this period, all of the bonuses under the Executive Annual Bonus Plan may be deductible by the Company for federal income tax purposes.

Material Features of the Executive Annual Bonus Plan

        Purpose.    The Executive Annual Bonus Plan is designed to retain and motivate selected executives who are designated as participants by the Compensation Committee or the Chief Executive Officer. The Executive Annual Bonus Plan is designed to meet the requirements of the performance-based compensation exemption for purposes of Section 162(m) of the Code, to the extent applicable.

        Administration; Powers and Responsibilities; Delegation of Power.    The Executive Annual Bonus Plan will be administered by the Compensation Committee or other subcommittee designated by the board of directors (the "Committee"), provided that when the transition rule contained in Treasury Regulation § 1.162-27(f)(1) of the Code has ceased to apply to us and the Executive Annual Bonus Plan, the Committee must consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Committee will have the powers, rights and responsibilities to decide whether, under what circumstances and subject to what terms, awards will be paid on a deferred basis, including whether such a deferred payment will be made solely at the Committee's discretion or whether a participant may elect deferred payment (in each case, so long as such deferral or deferral election complies with the requirements of Section 409A of the Code). To the extent consistent with Section 162(m), the Committee may delegate its duties to others, including to our Chief Executive Officer.

        Performance Period.    Awards granted under the Executive Annual Bonus Plan will relate to a specific performance period of the Company, which typically means the fiscal year of ServiceMaster; provided, however, that the Committee may designate that the performance period for an award be more than one fiscal year, so long as the designation is made within the time permitted by Section 162(m) of the Code.

        Eligible Employees.    Our Chief Executive Officer, Chief Financial Officer, the Presidents of each of our operating divisions or subsidiaries and any other executive selected by the Committee or the Chief Executive Officer are eligible to participate in the Executive Annual Bonus Plan. Employees participating in the Executive Annual Bonus Plan must generally be designated as participants in the Executive Annual Bonus Plan by the Committee on or before the earlier of (i) ninety (90) days after the commencement of the applicable performance period and (ii) the date on which 25% of the applicable performance period has been completed (or a later date if permitted under Section 162(m) of the Code). The Committee has currently designated our eight Executive Officers (and any Executive Officer new hires or promotions) to participate in the Executive Annual Bonus Plan for fiscal year 2015.

        Performance Goals.    Under the Executive Annual Bonus Plan, the sole business criterion on which the performance goal is based is ServiceMaster's Adjusted EBITDA, which is defined in the Executive Annual Bonus Plan as, for a performance period, net income before equity in earnings of unconsolidated subsidiaries, income tax expense, loss on early debt extinguishment, interest and other (expense) income, realized gain (loss) on investments, interest expense, equity-based compensation expense, related party management fees, restructuring charges and depreciation and amortization expense and net income attributable to non-controlling interests.

        Maximum Award; Discretion.    The maximum amount payable to any of our executive officers under the Executive Annual Bonus Plan is 1% of our Adjusted EBITDA for the applicable performance period. Subject to this aggregate maximum limit, the Committee has discretion to determine the annual incentive awards under the Executive Annual Bonus Plan. In determining the amount of the annual incentive payments, the Committee will consider performance criteria related to each employee's individual performance, the performance of each employee's business unit, and/or our overall performance, as determined by the Committee.

        Payment.    Payment of awards will be made in cash as soon as practicable after our Committee certifies Adjusted EBITDA for the applicable performance period. Awards are paid no later than March 15 of the year following the last fiscal year in a performance period. Generally, a participant must be employed by us on the date of payment in order to receive an award.

        Forfeiture.    The awards are subject to any clawback policies we may adopt or approve or as required by applicable law, regulation or stock exchange rule. Pursuant to such clawback policies, we may require that a participant forfeit any unpaid award under the Executive Annual Bonus Plan or repay an award granted under the Executive Annual Bonus Plan.

        Duration, Amendment and Termination.    The board of directors or the Committee may amend, suspend, discontinue or terminate the Executive Annual Bonus Plan at any time so long as such action does not cause a Executive Annual Bonus Plan award to become subject to the deduction limits contained in Section 162(m) of the Code.

        New Plan Benefits.    The amounts of awards for fiscal year 2015 or subsequent fiscal years will be determined based upon Adjusted EBITDA and, in addition, will be subject to the Committee's right to reduce any participant's award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for fiscal year 2015 or subsequent years at this time. Although the Executive Annual Bonus Plan was initially adopted in 2014, no participant received an award under the Executive Annual Bonus Plan for fiscal year 2014. Moreover, because the Committee can reduce each participant's award under the Executive Annual Bonus Plan by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for 2014 had awards been made under the Executive Annual Bonus Plan for such year. Under no circumstances will awards under the Executive Annual Bonus Plan to eligible participants exceed the maximum amount determined pursuant to the above formula.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE ANNUAL BONUS PLAN.

 PROPOSAL 3: APPROVAL OF THE
OMNIBUS INCENTIVE PLAN

        In connection with our initial public offering, our board of directors adopted and our stockholders approved the Omnibus Incentive Plan, which became effective on June 26, 2014. Our directors, officers, associates and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights, or "SARs"; dividend equivalents; deferred share units; and other stock-based awards.

        We will consider the award of long-term incentives under the Omnibus Incentive Plan on an ongoing basis to certain key associates, including our NEOs, in order to recognize outstanding performance, enhance retention, assumption of additional responsibilities or otherwise as the Compensation Committee may determine is in our best interest. An earlier version of the Omnibus Incentive Plan was approved by the board and its then stockholders in connection with the Company's initial public offering, which closed on July 1, 2014. However, management desires to have the Omnibus Incentive Plan approved by stockholder post-initial public offering to benefit from the provisions of Section 162(m) of the Code. On February 24, 2015, our board of directors approved and recommended for approval by the Company's stockholders the Amended and Restated ServiceMaster Global Holdings, Inc. Omnibus Incentive Plan.

        A description of the material provisions of the Omnibus Incentive Plan is set forth below. The statements made in this Proposal 3 concerning terms and provisions of the Omnibus Incentive Plan are summaries and do not purport to be a complete recitation of Omnibus Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Omnibus Incentive Plan, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference herein.

        As of March 6, 2015, the closing price of a share of our common stock was $35.68.

Section 162(m) of the Internal Revenue Code of 1986, As Amended

        Approval of the material terms of the performance goals set forth in the Omnibus Incentive Plan is intended to allow awards under the Omnibus Incentive Plan to the Company's CEO and other executive officers and key employees to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code for federal income tax purposes. The Omnibus Incentive Plan is designed to permit ServiceMaster to grant awards that qualify as performance-based compensation for purposes of satisfying the requirements of Section 162(m) of the Code.

        Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the CFO). However, Section 162(m) of the Code generally allows a company to deduct stockholder-approved performance-based compensation without limitation, subject to specified terms and conditions. The Company intends that, subject to stockholder approval of the performance goals in the Omnibus Incentive Plan, options and stock appreciate rights and other performance-based awards made pursuant to the Omnibus Incentive Plan will qualify as performance-based compensation not subject to Code Section 162(m)'s $1,000,000 deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances, and the Company reserves the right in all cases to pay compensation that it determines to be appropriate even if that compensation is not deductible.

        If the Omnibus Incentive Plan is not approved by the stockholders, certain equity awards to employees covered by Section 162(m) of the Code will not qualify as performance-based compensation under Section 162(m) of the Code. However, we expect to rely on the transition rule contained in Treasury Regulation § 1.162-27(f)(1) of the Code for grants of performance-based awards until the earliest of (i) the expiration of Omnibus Incentive Plan, (ii) the material modification of the Omnibus Incentive Plan, (iii) the issuance of all of the shares available for issuance under the Omnibus Incentive Plan and (iv) the 2018 annual shareholders meeting. During this period, all or a portion of those equity awards may be deductible by the Company for federal income tax purposes.

Material Features of the Omnibus Incentive Plan

        Administration.    Our board of directors has the authority to interpret the terms and conditions of the Omnibus Incentive Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan. Our board of directors will delegate its authority to the Compensation Committee or other committee (the "Administrator"). To the extent consistent with applicable law, the Administrator may further delegate the ability to grant awards to our CEO or other of our officers.

        Eligible Award Recipients.    Our directors, officers, associates and consultants are eligible to receive awards under the Omnibus Incentive Plan. As of March 6, 2015, there were approximately 100 associates participating in the Omnibus Incentive Plan.

        Awards.    Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights, or "SARs"; dividend equivalents; deferred share units; and other stock-based awards.

        Shares Subject to the Plan.    Subject to adjustment as provided under the Omnibus Incentive Plan, a total of 7,373,313 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of March 6, 2015. This figure represents approximately five percent of the shares of our common stock that were outstanding as of March 6, 2015. During any period that Section 162(m) of the Code is applicable to us, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.

        Any shares covered by an award, or portion of an award, granted under the Omnibus Incentive Plan or under the MSIP that terminates, is forfeited, is repurchased, expires or lapses for any reason will again be available for the grant of awards under the Omnibus Incentive Plan. Additionally, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations pursuant to any award under the Omnibus Incentive Plan or under the MSIP will again be available for issuance. The Omnibus Incentive Plan permits us to issue replacement awards to employees of companies acquired by us, but those replacement awards would not count against the share maximum listed above, and any forfeited replacement awards would not be eligible to be available for future grant.

        Terms and Conditions of Options and Stock Appreciation Rights.    An "incentive stock option" is an option that meets the requirements of Section 422 of the Code, and a "non-qualified stock option" is an option that does not meet those requirements. A SAR is the right of a participant to a payment, in cash, shares of common stock, or a combination of cash and shares equal to the amount by which the market value of a share of common stock exceeds the exercise price of the SAR. An option or SAR granted under the Omnibus Incentive Plan will be exercisable only to the extent that it is vested on the date of exercise. No non-qualified stock option or SAR may be exercisable more than ten years from the grant date. The Administrator may include in the option agreement the period during which an option may be exercised following termination of employment or service. SARs may be granted to participants in tandem with options or separately. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted.

        The exercise price per share under each stock option and SAR granted under the Omnibus Incentive Plan may not be less than 100 percent of the fair market value of our common stock as of the option grant date. For so long as our common stock is listed on the NYSE, the fair market value of the common stock will be equal to the closing sale price of our common stock on the exchange on which it is listed on the last trading date immediately preceding the option grant date. If our common stock is not listed on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by our board of directors in a manner consistent with Section 409A of the Code. The Omnibus Incentive Plan prohibits repricing of options and SARs without shareholder approval.

        Terms and Conditions of Restricted Stock and Restricted Stock Units.    Restricted stock is an award of common stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted stock unit is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in our books to a participant's account, which is settled in stock upon vesting. Subject to the provisions of the Omnibus Incentive Plan, our Administrator will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restricted period for all or a portion of the award, and the restrictions applicable to the award. Restricted stock and restricted stock units granted under the Omnibus Incentive Plan will vest based on a period of service specified by our Administrator or the occurrence of events specified by our Administrator.

        Terms and Conditions of Performance Shares and Performance Units.    A performance share is a right to receive a specified number of shares of common stock after the date of grant subject to the achievement of predetermined performance conditions. A performance unit is a unit, equivalent in value to a share of common stock, that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock if predetermined performance conditions are achieved. Vested performance units may be settled in cash, stock or a combination of cash and stock, at the discretion of the Administrator. Performance shares and performance units will vest based on the achievement of predetermined performance goals established by the Administrator. Performance goals may be based on: (a) cash flow, (b) free cash flow, (c) revenue, (d) gross profit, (e) gross profit margin, (f) earnings before income taxes, (g) net income, (h) earnings per share, (i) EBITDA, (j) Adjusted EBITDA, (k) return on equity, (l) return on invested capital, (m) customer count, (n) stock price, (o) total shareholder return or (p) customer retention. At any time when Section 162(m) of the Code is not applicable to us and the Omnibus Incentive Plan and for persons whose compensation is not subject to Section 162(m) of the Code performance goals may be based on such other criteria as may be determined by the Administrator.

        Terms and Conditions of Deferred Share Units.    A deferred share unit is a unit credited to a participant's account in our books that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock upon a predetermined settlement date. Deferred share units may be granted by the Administrator independent of other awards or compensation. Unless the Administrator determines otherwise, deferred share units would be fully vested when granted.

        Other Stock-Based Awards.    The Administrator may make other equity-based or equity-related awards not otherwise described by the terms of the Omnibus Incentive Plan, including formula grants to our non-associate directors under our director compensation program.

        Dividend Equivalents.    A dividend equivalent is the right to receive payments in cash or in stock, based on dividends with respect to shares of stock. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards.

        Termination of Employment.    Except as otherwise determined by the Administrator, in the event a participant's employment terminates for any reason other than "cause" (as defined in the Omnibus Incentive Plan), all unvested awards will be forfeited and all options and SARs that are vested and exercisable will remain exercisable until the first anniversary of the participant's termination of employment, in the case of death, disability or retirement at normal retirement age, or until the three month anniversary of the date of termination in the case of any other termination (or the expiration of the award's term, whichever is earlier). In the event of a participant's termination for cause, all unvested or unpaid awards, including all options and SARs, whether vested or unvested, will immediately be forfeited and canceled.

        Other Forfeiture Provisions.    A participant will be required to forfeit and disgorge any awards granted or vested and all gains earned or accrued due to the exercise of stock options or SARs or the sale of any of our common stock to the extent required by applicable law, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act, or pursuant to such policies as to forfeiture and recoupment as may be adopted by the Administrator or our board of directors and communicated to participants.

        Amendment or Termination.    The board of directors or the Administrator may amend, suspend or terminate the Omnibus Incentive Plan at any time. If approved by our stockholders on April 27, 2015, the Omnibus Incentive Plan will continue in effect until April 27, 2025, unless it is terminated earlier by the board of directors or the Administrator. An amendment to the Omnibus Incentive Plan will be submitted for stockholder to approval to the extent required by applicable law or to the extent the amendment will (i) increase the number of shares subject to the Omnibus Incentive Plan or the individual award limitations set forth in the plan, other than for antidilutive purposes, (ii) modify the class of persons eligible to participate in the plan or (iii) modify the plan's prohibition against repricing.

        Change in Capitalization or Other Corporate Event.    The number or amount of shares of stock, other property or cash covered by outstanding awards, the number of shares of stock that have been authorized for issuance under the Omnibus Incentive Plan, the exercise or purchase price of each outstanding award, and the other terms and conditions of outstanding awards, will be subject to adjustment by the Administrator in the event of any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of ServiceMaster or other similar transaction affecting our common stock. Any such adjustment would not be considered repricing for purposes of the prohibition on repricing described above.

        Effect of a Change in Control.    Upon a future change in control of us, all outstanding awards (other than freestanding dividend equivalents, which would be cancelled for no payment) would fully vest and be cancelled for the same per share payment made to the shareholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The Administrator has the ability to prescribe different treatment of awards in the award agreements. In addition, unless prohibited by applicable law (including if such action would trigger adverse tax treatment under Section 409A of the Code), no vesting or cancellation of awards will occur if awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions, provided that any substitute awards must fully vest on a participant's involuntary termination of employment without "cause" or constructive termination of employment, in each case occurring within two years following the date of the change in control.

Plan Benefits to Named Executive Officer and Others

        Awards under the Omnibus Incentive Plan will be granted at the discretion of the Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted in the future to any person under the Omnibus Incentive Plan.

        The table below shows the number of restricted shares and the number of shares covered by options and RSUs granted under the Omnibus Incentive Plan from the effective date of the Omnibus Incentive Plan as of our listing date of June 26, 2014 through March 6, 2015, to Mark J. Barry and the other individuals and groups indicated as of March 6, 2015. None of the NEOs other than Mr. Barry have received awards under the Omnibus Incentive Plan. The closing price of our common stock on March 6, 2015, was $35.68 per share.

	RSUs(1)	Options(2)	Restricted Shares(3)
Name and Position	(#)	(#)	(#)
Mark J. Barry	45,872	92,670	—
Group President, American Home Shield & Franchise Services Group
All Executive Officers as a Group	75,872	92,670	—
All Employees as a Group (Including all Officers who are not Executive Officers)	231,750	355,800	—
All Non-Executive Directors as a Group	—	—	5,784

(1)
Includes all RSUs granted under the Omnibus Incentive Plan, all of which are unvested.

(2)
Includes all options granted under the Omnibus Incentive Plan, all of which are unvested.

(3)
Includes all restricted shares granted under the Omnibus Incentive Plan, all of which are unvested.

Federal Income Tax Consequences for Awards Granted Under the Omnibus Incentive Plan

        Non-qualified Stock Options.    In general, no income will be recognized by a participant at the time a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon the disposition of the shares acquired by the exercise of a non-qualified stock option, the participant general will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). ServiceMaster generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

        Incentive Stock Options.    In general, no income will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant (i) within two years after the date of grant or (ii) within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize taxable ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Generally, if an incentive stock option is exercised more than three months after termination of employment, the tax consequences are the same as described above for non-qualified stock options. ServiceMaster will generally be entitled to a deduction to the extent that the participant recognizes ordinary income in connection with the exercise of an incentive stock option or disposition of shares acquired on the exercise of an incentive stock option.

        SARs.    In general, the grant of a SAR will produce no federal tax consequences for the participant or the Company. The exercise of a SAR results in taxable ordinary income to the participant, equal to the difference between the exercise price of the SAR and the fair market value of a share on the date of exercise. ServiceMaster generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the SAR exercise.

        Restricted Stock and RSUs.    A participant who is granted shares of restricted stock or RSUs will not be required to recognize taxable income at the time of the grant, and ServiceMaster will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. ServiceMaster will be entitled to a corresponding deduction subject to the limitations imposed under Section 162(m) of the Code.

        Performance Shares and Performance Units.    A participant who is granted a performance share or performance unit will not be required to recognize taxable income at the time of the grant, and ServiceMaster will not be entitled to a deduction at such time. A participant will be required to recognize ordinary income either at the time the award vests or is paid, depending upon the terms and conditions of the award. ServiceMaster will be entitled to a corresponding deduction subject to the limitations imposed under Section 162(m) of the Code, if applicable.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE OMNIBUS INCENTIVE PLAN.

 PROPOSAL 4: APPROVAL OF THE
EMPLOYEE STOCK PURCHASE PLAN

        On February 24, 2015, our board of directors approved and recommended for approval by the Company's stockholders the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), which will be effective for periods commencing July 1, 2015. The Employee Stock Purchase Plan is intended to qualify for the favorable tax treatment under Section 423 of the Code. Under the plan, eligible employees of ServiceMaster may purchase common stock, subject to IRS limits, during pre-specified offering periods at a discount established by ServiceMaster not to exceed 10% of the then-current fair market value. If the plan were to commence one or more offering periods, our executive officers would be eligible to participate in the plan on the same terms and conditions as all other participating employees.

        A description of the material provisions of the Employee Stock Purchase Plan is set forth below. The statements made in this Proposal 4 concerning terms and provisions of the Employee Stock Purchase Plan are summaries and do not purport to be a complete recitation of the Employee Stock Purchase Plan provisions. These statements are qualified in their entirety by express reference to the full text of Employee Stock Purchase Plan, a copy of which is attached to this proxy statement as Annex C and is incorporated by reference herein.

Material Features of the Employee Stock Purchase Plan

        Purpose.    The Employee Stock Purchase Plan is designed to provide associates of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through payroll deductions. The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

        Administration.    The Employee Stock Purchase Plan is administered by our Compensation Committee, which may delegate authority under the Employee Stock Purchase Plan to members of management.

        Shares Available Under the Employee Stock Purchase Plan.    The maximum number of shares of our common stock which will be authorized for sale under the Employee Stock Purchase Plan is 1,000,000 and we have not yet issued any shares under the plan. As of March 6, 2015, the closing price of a share of our common stock was $35.68.

        Eligible Employees.    All of our officers and employees are generally eligible to participate in the Employee Stock Purchase Plan, except that any employees who own 5% or more of the combined voting power or value of all of our issued and outstanding stock will not be eligible to participate. As of March 6, 2015, the number of employees eligible to participate in the Employee Stock Purchase Plan was approximately 13,000, which number represents all of our officers and employees.

        Offering.    Under the Employee Stock Purchase Plan, participants are offered the option to purchase shares of our common stock at a discount on the acquisition date for each offering period. Unless a participant previously canceled his or her participation in the Employee Stock Purchase Plan, the participant shall automatically purchase and acquire the number of shares of our common stock that his or her accumulated payroll deductions will buy at the purchase price. No fractional shares will be purchased. Accordingly, the balance of a participant's contributions will be carried forward to the next offering period unless the participant elects to withdraw from the Employee Stock Purchase Plan. A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period.

        Offering Period.    A decision on when to commence offering periods under the plan will be made if the plan is approved by the stockholders. It is expected that the offering periods will occur every six months beginning on July 1, 2015.

        Eligible Compensation.    Subject to the calendar year limits of $25,000, the maximum value of shares that a participant shall have the right to purchase in any offering period shall be equal to 15% of the participant's compensation earned during such offering period or such lesser percentage or other fixed dollar amount as the administrator shall determine. The administrator may also set a maximum aggregate number of shares or maximum aggregate fair market value of shares that may be purchased with respect to any offering period.

        Discount.    The purchase price per share with respect to an offering period shall be determined by the Compensation Committee; however, such purchase price shall not be less than 90% of the fair market value of a share on the acquisition date. For so long as our common stock is listed on the NYSE or other established stock exchange, the fair market value of the common stock on any given date will be equal to the closing sale price of our common stock on the exchange on which it is listed on the immediately preceding trading date.

        Acquisition of Shares.    Any shares purchased for a participant shall be effected at the end of each offering period and will be purchased at the fair market value of the shares on such date.

        Change in Capitalization or Other Corporate Event.    The number of shares of our common stock available for purchase under the Employee Stock Purchase Plan, as well as the number or kind of shares covered by a purchase right under the Employee Stock Purchase Plan that has not yet been exercised shall be proportionately adjusted as necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of ServiceMaster or other similar transaction affecting our common stock.

        Effect of a Change in Control.    Upon a future change in control of us, the administrator may, in its sole discretion, (i) shorten an offering period such that the acquisition date is on or prior to the change in control, (ii) shorten an offering period and refund each participant's contributions, (iii) cancel all outstanding share purchase rights and pay each holder therof an amount equal to the difference between the per share fair market value on the change in control date and the purchase price as determined in accordance with the plan or (iv) grant substitute rights to purchase shares in accordance with Section 424 of the Code.

        Amendment and Termination.    The administrator may amend, suspend or terminate the Employee Stock Purchase Plan at any time, although no such amendment may be made without approval of our shareholders to the extent such approval would be required under Section 423 of the Code.

        New Plan Benefits.    No purchases have been made under the Employee Stock Purchase Plan. Participation in the Employee Stock Purchase Plan is voluntary and depends on each employee's election to participate and his or her determination as to the level of contributions to the Employee Stock Purchase Plan. Accordingly, it is not possible to determine the future benefits that will be received under the plan.

Federal Income Tax Consequences

        Generally, no income will be taxable to a participant at the time shares of common stock are purchased under the Employee Stock Purchase Plan. Upon the sale or disposition of shares of common stock purchased under the Employee Stock Purchase Plan, the participant will generally be liable for tax, and the amount of the tax will depend on the holding period of the shares. If the shares are sold or otherwise disposed of more than one year after the purchase date and more than two years after the commencement date of the applicable offering period, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price paid by the participant, or (ii) the excess of the fair market value of the shares on the commencement date of the applicable offering period over the purchase price paid by the participant. Any gain in excess of the amount of ordinary income recognized by the participant will generally be treated as long-term capital gain. If the sale price is less than the purchase price, then the participant will not recognize any ordinary income and such deficit will be treated as a long-term capital loss.

        If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        We generally will not be entitled to a deduction with respect to shares of common stock purchased under the Employee Stock Purchase Plan, unless the employee disposes of such shares prior to the expiration of the one-year or two-year holding periods described above. We generally will be entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed by ServiceMaster.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 5: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and in accordance with Section 14A of the Exchange Act, the Company's stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a "Say on Pay" vote, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement (the "CD&A"), the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the named executive officers on the strategic, operational and financial performance of the Company, and (iii) encourage the named executive officers to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers are reasonable and not excessive.

        For these reasons, the board of directors is asking stockholders to vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        As you consider this Proposal 5, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        As an advisory vote, Proposal 5 is not binding on our board of directors or the Compensation Committee, will not overrule any decisions made by our board of directors or the Compensation Committee, or require our board of directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
APPROVING EXECUTIVE COMPENSATION

        In addition to the advisory "Say on Pay" vote set forth in Proposal 5, under the Dodd-Frank Act and Section 14A of the Exchange Act, stockholders are also entitled, at least once every six years, to indicate on an advisory basis, their preference regarding how frequently we should solicit the "Say on Pay" vote. This non-binding advisory vote is commonly referred to as a "Say on Frequency" vote. By voting on this Proposal 5, stockholders may indicate whether the advisory "Say on Pay" vote should occur every year, every two years or every three years or they may abstain from voting. Although the vote is advisory and is not binding on the board of directors, the board will take into account the outcome of the vote when considering the frequency of future "Say on Pay" proposals.

        After careful consideration, the board of directors believes that an advisory vote on executive compensation that occurs EVERY YEAR is the most appropriate alternative for our Company as an annual vote cycle gives the Compensation Committee frequent information about our stockholders' sentiments so that the Compensation Committee can take any action to implement necessary changes to our executive compensation policies and procedures.

        Please note that this proposal does not provide stockholders with the opportunity to vote for or against any particular resolution. Rather it permits stockholders to choose how often they would like us to include a stockholder advisory vote on the compensation of our executives on the agenda for the annual meeting of stockholders. Notwithstanding the board's recommendation and the outcome of the stockholder vote, the board may in the future decide that it is in the best interest of our stockholders and the Company to conduct "Say on Frequency" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A FREQUENCY OF "EVERY YEAR" FOR FUTURE "SAY ON PAY" PROPOSALS ON EXECUTIVE COMPENSATION.

 PROPOSAL 7: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and recommends that the stockholders vote for ratification of such selection. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for 2015; however, the Audit Committee will consider the outcome of the vote for fiscal 2015 and when making appointments of our independent registered public accounting firm in future years.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Audit Fees and Related Fees

        The following table presents, for 2014 and 2013, fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC's definitions and rules, "audit fees" are fees we paid Deloitte & Touche LLP for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any products and services provided by Deloitte & Touche LLP not included in the first three categories.

	2014	2013
Audit Fees(1)	$3,526,000	$3,267,872
Audit-Related Fees(2)	$117,854	$1,797,000
Tax Fees(3)	$329,162	$790,402
All Other Fees(4)	—	$549,000

(1)
Audit fees include fees related to the audits of ServiceMaster and SvM and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of ServiceMaster.

(2)
For 2013, principally represents fees paid in connection with the TruGreen Spin-Off.

(3)
For 2014 and 2013, includes services rendered in connection with tax planning, compliance and tax return preparation fees. For 2013, these fees also include services rendered in connection with the TruGreen Spin-Off.

(4)
Principally represents fees paid in connection with a consulting project at American Home Shield in 2013.

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board ("PCAOB"), the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

        All of the services performed by Deloitte & Touche LLP during the year ended December 31, 2014 and 2013 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 OTHER BUSINESS

        The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the accompanying proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

        A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company's offices at 860 Ridge Lake Blvd., Memphis, TN 38120, for inspection by the stockholders during regular business hours from March 6, 2015, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.

        Whether or not you expect to attend the Annual Meeting, if you received a proxy card and choose to vote by mail, please complete, date and sign and promptly return the accompanying proxy in the provided postage-paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

James T. Lucke
Senior Vice President, General Counsel and Secretary

March 20, 2015

EXHIBIT INDEX

Annex A—SERVICEMASTER GLOBAL HOLDINGS, INC. EXECUTIVE ANNUAL BONUS PLAN

Annex B—AMENDED AND RESTATED SERVICEMASTER GLOBAL HOLDINGS, INC. 2014 OMNIBUS
                  INCENTIVE PLAN

Annex C—SERVICEMASTER GLOBAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Annex A

SERVICEMASTER GLOBAL HOLDINGS, INC. EXECUTIVE ANNUAL BONUS PLAN

I. Purposes

        The purposes of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan (the "Plan") are to retain and motivate executive officers and key employees of the Company or any of its Subsidiaries who have been designated by the Compensation Committee (the "Committee") to participate in the Plan by providing them with the opportunity to earn performance-based incentive payments. It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of the U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. Certain Definitions

        "Adjusted EBITDA" shall mean, for a Performance Period, net income before equity in earnings of unconsolidated Subsidiaries, income tax expense, loss on early debt extinguishment, interest and other (expense) income, realized gain (loss) on investments, interest expense, equity-based compensation expense, related party management fees, restructuring charges and depreciation and amortization expense and net income attributable to noncontrolling interests. In determining Adjusted EBITDA for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management's discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchases, other unusual or non-recurring items, and the cumulative effects of accounting changes. If Adjusted EBITDA is negative for a fiscal year that is included within a Performance Period of more than one fiscal year, Adjusted EBITDA for purposes of this Plan shall be deemed to be zero for that fiscal year.

        "Award" shall mean any incentive payment made to a Participant pursuant to the Plan.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board or such other committee or subcommittee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which, as to any compensation intended to qualify as performance-based compensation under Section 162(m) of the Code, shall consist of two or more members, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

        "Company" shall mean ServiceMaster Global Holdings, Inc., a Delaware corporation, and any successor thereto.

        "Covered Employee" means any "covered employee" as defined in Section 162(m) of the Code.

        "Designation Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) ninety (90) days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Designation Period may be taken at a later date if permissible under Section 162(m) of the Code.

        "Participant" shall mean, for a Performance Period, the Company's Chief Executive Officer; Chief Financial Officer; the Presidents of each of the Company's operating divisions or Subsidiaries; and any other executive officer, officer or key employee of the Company or any Subsidiary who is designated to participate in the Plan by the Committee or the Chief Executive Officer of the Company. Participants who are or who could reasonably be expected to be Covered Employees shall be designated as Participants by the Committee or the Chief Executive Officer on or before the end of the Designation Period (or a later date if permissible under Section 162(m) of the Code).

        "Performance Period" shall mean the fiscal year of the Company; provided, however, that the Committee may designate that the Performance Period for an Award be more than one fiscal year (with any such designation by the Committee to be made within the time period permitted under Section 162(m) of the Code).

        "Plan" shall mean the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan as set forth herein, as it may be amended from time to time.

        "Section 162(m) of the Code" means Section 162(m) of the Code, as amended from time to time, and the applicable rules and regulations promulgated thereunder

        "Section 409A of the Code" means Section 409A of the Code, as amended from time to time, and the applicable rules and regulations promulgated thereunder.

        "Subsidiary" shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

III. Administration

        3.1.    General.    The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Award granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

        3.2.    Powers and Responsibilities.    The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1:

          (a)   to designate the Participants for a Performance Period;

          (b)   to determine the amounts of the Awards and any other material terms and conditions applicable to the Awards;

          (c)   to decide whether, and under what circumstances and subject to what terms, Awards are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment, in each case, so long as such deferral or deferral election is permissible under, and complies, with the requirements set forth in Section 409A of the Code; provided, however, that, any deferral contemplated by the Plan must be permitted by, and shall be governed by, the terms of the deferred compensation plan or program pursuant to which the Participant may be entitled to defer his or her annual bonuses from time to time;

          (d)   to decide whether, and under what circumstances and subject to what terms, Awards are to be settled in shares of common stock or other equity awards of the Company (provided, that any such equity awards shall be issued under the Company's long-term equity incentive plan as in effect from time to time), and the terms and conditions applicable to such awards, including without limitation vesting terms; and

          (e)   to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan, so long as permitted under Section 162(m) of the Code.

        3.3.    Delegation of Power.    The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a Covered Employee or who, in the Committee's judgment, is likely to be a Covered Employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) determine the amount of such person's Award for such Performance Period and (iii) take any other action required to be taken under Section 162(m) of the Code. Notwithstanding the foregoing, no Participant shall make decisions under the Plan with respect to his or her own compensation under the Plan, including, without limitation, regarding his or her own Award.

        3.4.    Limitations on Discretion.    It is the intention that Awards under the Plan qualify as qualified performance-based compensation under Section 162(m) of the Code and that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m) of the Code. The Plan shall be construed at all times in favor of its meeting the exception for qualified performance-based compensation contained in Section 162(m) of the Code. Accordingly, the Committee shall have no discretion under this Plan (including, without limitation, with respect to adjustments to Adjusted EBITDA) if the actual exercise of such discretion or the ability to exercise such discretion would cause any Award to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code. Therefore, if any Plan provision is found not to be in compliance with the exception for qualified performance-based compensation, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee.

IV. Awards

        4.1.    Determination of Award Amounts.    The maximum aggregate Award payable to each Participant under the Plan shall not exceed one percent (1%) of the Company's Adjusted EBITDA for the applicable Performance Period. The amount of each Participant's Award for a Performance Period shall be determined by the Committee, acting in its sole discretion subject to the maximum amount set forth above. For the avoidance of doubt, the Committee, acting in its sole discretion using whatever individual or corporate performance goals it determines to use, may determine to pay a lesser amount with respect to an Award than the maximum amount specified herein. However, no Participant shall receive payment with respect to an Award unless Adjusted EBITDA in respect of the applicable Performance Period exceeds zero. For the avoidance of doubt, the exercise of negative discretion with respect to any Participant shall not operate to result in an increase in a payment to any other Participant.

        4.2.    Timing of Payment.    Subject to Section 3.2(d), payment in respect of an Award under the Plan shall be in cash and shall be paid as soon as practicable after the end of the Performance Period, but no later than the 15th day of the third month following the end of the Performance Period. As conditions to the right of a Participant to receive an Award, (i) the Committee shall first certify in writing the Company's Adjusted EBITDA (which must be greater than zero) and that the Award has been determined in accordance with the provisions of the Plan and (ii) such Participant must be employed by the Company on the payment date. Notwithstanding clause (ii) of the preceding sentence but subject to the other terms and conditions of the Plan and to the extent consistent with Section 162(m) of the Code, the Committee may make payment in respect of an Award under the Plan to a Participant whose employment with the Company terminates prior to the end of the Performance

Period, whether pursuant to an individual agreement between the Participant and the Company or its Subsidiary or otherwise.

V. General

        5.1.    Effective Date and Term of Plan.    The Plan shall become effective with respect to fiscal years of the Company beginning on or after January 1, 2015, subject to Section 5.16. The Plan shall remain in effect until it is terminated by the Board or the Committee.

        5.2.    Amendment and Termination.    The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation for purposes of Section 162(m) of the Code.

        5.3.    Non-Transferability of Awards.    No Award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company (including the procedures in Section 5.7, if applicable). Except to the extent permitted by the foregoing sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

        5.4.    Tax Withholding.    The Company and each Subsidiary shall have the right and power to deduct from all amounts paid to a Participant (whether under the Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award.

        5.5.    Payment by a Subsidiary.    The Company may satisfy its obligations under the Plan with respect to a Participant by causing any Subsidiary to make the payment to which such Participant is entitled under the Plan.

        5.6.    No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any Award shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.7.    Designation of Beneficiary.    If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant's beneficiary or beneficiaries (both primary and contingent) in the event of the Participant's death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Award shall be payable to the Participant's executor, administrator, legal representative or similar person.

        5.8.    Governing Law.    The Plan and each Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.9.    Other Plans.    Award payments under the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its Subsidiaries, unless either (i) such other plan provides compensation such as Award payments made pursuant to the Plan are to be considered as compensation thereunder or (ii) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

        5.10.    Binding Effect.    The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 5.2.

        5.11.    Forfeiture of Awards under Applicable Laws or Regulations.    Awards granted under the Plan shall be subject to clawback policies as the Company may adopt or approve from time to time or as required by applicable law, regulation or stock exchange rule. Pursuant to such clawback policies, the Company may (i) cancel, reduce, or require a Participant to forfeit any Award granted under the Plan or (ii) require a Participant to reimburse or disgorge to the Company any amounts received pursuant to the payment of an Award granted under the Plan, in each case, to the extent not prohibited by applicable law, regulation or stock exchange rule in effect on or after the effective date of the Plan.

        5.12.    Unfunded Plan; Plan Not Subject to ERISA.    The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

        5.13.    Limitation Period for Claims.    Any person who believes he or she is being denied any benefit or right under the Plan may file a written notice with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the later of the payment date of the award or the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee's decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

        5.14.    409A Compliance.    The Plan is intended to provide for payments that are exempt from the provisions of Section 409A of the Code to the maximum extent possible and otherwise to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company's directors, officers or employees shall have any liability to any person in the event Section 409A of the Code applies to any payment or right under the Plan in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any right hereunder if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

        5.15.    Severability.    If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        5.16.    Stockholder Approval.    The Plan shall be submitted to the stockholders of the Company for approval at the meeting of the stockholders to be held in April 2015. The effectiveness of the Plan is subject to such stockholder approval.

Annex B

AMENDED AND RESTATED
SERVICEMASTER GLOBAL HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN
(As Amended and Restated as of April 27, 2015)

ARTICLE I

PURPOSES

        ServiceMaster Global Holdings, Inc. (the "Company"), a Delaware Corporation, has adopted this ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan, as may be amended from time to time (the "Plan"), for the following purposes:

          (1)   To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein) by providing additional incentives to Associates, consultants and directors of the Company and its Subsidiaries, who have been or will be given responsibility for the management or administration of the Company's (or one or more of its Subsidiaries') business affairs by assisting them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

          (2)   To enable the Company and its Subsidiaries to obtain and retain the services of the type of professional, technical and managerial Associates, consultants and directors considered essential to the long-range success of the Company and its Subsidiaries by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.

        The Plan is intended to replace and succeed the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), and, from and after the Effective Date, no further awards shall be made under the Stock Incentive Plan (but, for the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Stock Incentive Plan).

ARTICLE II

DEFINITIONS

        Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular use of a term shall include the plural where the context so indicates.

        Section 2.1    "Administrator" shall mean the Board or any committee of the Board designated by the Board to administer the Plan, in each case as further provided in Article III.

        Section 2.2    "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

        Section 2.3    "Alternative Award" shall have the meaning set forth in Section 14.2.

        Section 2.4    "Applicable Laws" shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

        Section 2.5    "Associate" shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such associate is employed by the Company or one of its Subsidiaries at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Associate in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.

        Section 2.6    "Award" shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

        Section 2.7    "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant's acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the express terms of the Plan and the express terms of an Award Agreement, the express terms of the Plan shall govern.

        Section 2.8    "Base Price" shall have the meaning set forth in Section 2.52.

        Section 2.9    "Board" shall mean the Board of Directors of the Company.

        Section 2.10    "Cause" shall mean, unless otherwise defined in an Award Agreement, any of the following: (a) the Participant's willful and continued failure to perform substantially the Participant's duties with the Company or any of its Subsidiaries (other than any such failure resulting from the Participant's incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant; (b) the Participant's engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries; (c) the Participant's commission of one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries; (d) the Participant's substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant's job performance; (e) the Participant's material violation of any Company policy that results in harm to the Company or any of its Subsidiaries; or (f) the Participant's indictment for or conviction of (or plea of guilty or nolo contendere to) a felony or of any crime (whether or not a felony) involving moral turpitude. A termination for Cause shall be deemed to include a determination by the Administrator following a Participant's termination of service that circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant's employment for Cause.

        Section 2.11    "Change in Control" shall mean the first to occur of any of the following events after the Effective Date:

          (a)   the acquisition, directly or indirectly, by any person, entity or "group" (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of the foregoing;

          (b)   the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not, or any of the Investors does not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (c)   within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by any Investor or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c);

          (d)   the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any or all of the Investors, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

          (e)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not any of the Investors and are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

in each case, provided that, as to Awards subject to Section 409A of the Code, such event also constitutes a "change in control" within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding and (ii) a Public Offering shall not constitute a Change in Control.

        Section 2.12    "Change in Control Price" shall mean the highest price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the price paid is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.

        Section 2.13    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 2.14    "Company" shall have the meaning set forth in Article I and shall include any successor.

        Section 2.15    "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

        Section 2.16    "Competing Business" shall mean (a) in the case of any Participant whose duties and responsibilities are primarily applicable to the Company and its Subsidiaries taken as a whole, any entity which has operations that compete with any of the businesses of the Company and its Subsidiaries; and (b) in the case of any Participant whose duties and responsibilities are primarily applicable to one or more discrete businesses of the Company or any of its Subsidiaries, any entity which has operations that compete with any of such discrete businesses; and, in the case of each of (a) and (b); in any jurisdiction in which such business or businesses are engaged, or in which any of the Company or such Subsidiary has documented plans to become engaged of which the Participant has knowledge at the time of the Participant's separation from service.

        Section 2.17    "Competitive Activity" shall mean any of the following:

          (a)   the Participant's directly or indirectly owning any interest in, operating, joining, controlling or participating as a partner, director, principal, officer or agent of, entering into the employment of, acting as a consultant to, or performing any services for any Competing Business; provided, that Competitive Activity shall not include any such relationship with an entity (or group of Affiliated entities) that includes both a Competing Business and one or more business units that are not Competing Businesses if (i) the Participant's interest in or association with such entity is unrelated to any Competing Business, (ii) such entity's gross revenue from all Competing Businesses is less than 10% of such entity's total gross revenue, and (iii) the Participant's interest is directly or indirectly less than two percent (2%) of all Competing Businesses.

          (b)   the Participant's directly or indirectly soliciting for employment, employing or otherwise interfering with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is, or during the twelve-month period preceding such solicitation, employment, or interference was, employed by or otherwise engaged to perform services for the Company or any of its Affiliates; provided, that this Section 2.17(b) shall not apply to any such natural person whose employment was involuntarily terminated, other than for Cause, by the Company or any of its Affiliates; or

          (c)   the Participant's directly or indirectly misusing or (other than in the course of his normal duties on behalf of the Company and its Subsidiaries) disclosing any confidential information of the Company or any of its Affiliates.

        Section 2.18    "Consultant" shall mean any natural person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.

        Section 2.19    "Corporate Event" shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

        Section 2.20    "Deferred Share Unit" shall mean a unit credited to a Participant's account in the books of the Company under Article X each of which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.

        Section 2.21    "Director" shall mean a member of the Board.

        Section 2.22    "Disability" shall mean (x) for Awards that are not subject to Section 409A of the Code, "disability" as such term is defined in Section 22(e)(3) of the Code and (y) for Awards that are subject to Section 409A of the Code, "disability" as defined in Section 409A(a)(2)(c) of the Code.

        Section 2.23    "Dividend Equivalent" shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

        Section 2.24    "Effective Date" shall mean June 26, 2014.

        Section 2.25    "Eligible Representative" for a Participant shall mean such Participant's personal representative or such other person as is empowered under the deceased Participant's will or the then applicable laws of descent and distribution to represent the Participant hereunder.

        Section 2.26    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Section 2.27    "Executive Officer" shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

        Section 2.28    "Fair Market Value" of a Share as of any date of determination shall be:

          (a)   If the Company Common Stock is listed on any established stock exchange or a national market system and transactions in the Common Stock are available to the Company as of the immediately preceding trading date, then the closing price on such immediately preceding trading date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination; or

          (b)   If clause (a) shall not apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm's length transactions and (z) any other factors determined to be relevant by the Administrator.

        Section 2.29    "Incentive Stock Option" shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.

        Section 2.30    "Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CDR SVM Co-Investor, L.P., CD&R SVM Co-Investor No. 2, L.P. and CD&R Parallel Fund VII, L.P., (ii) any Affiliate of any thereof and (iii) any legal successor to any thereof.

        Section 2.31    "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

        Section 2.32    "Non-U.S. Awards" shall have the meaning set forth in Section 3.5.

        Section 2.33    "Option" shall mean an option to purchase Company Common Stock granted under the Plan. The term "Option" includes both an Incentive Stock Option and a Non-Qualified Stock Option.

        Section 2.34    "Option Price" shall have the meaning set forth in Section 6.3.

        Section 2.35    "Optionee" shall mean a Participant to whom an Option or SAR is granted under the Plan.

        Section 2.36    "Participant" shall mean any Service Provider who has been granted an Award pursuant to the Plan.

        Section 2.37    "Performance Award" shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

        Section 2.38    "Performance Cycle" shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

        Section 2.39    "Performance Goals" means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.

        Section 2.40    "Performance Share" means an Award granted pursuant to Article IX of the Plan of a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

        Section 2.41    "Performance Unit" means a Dollar-denominated unit (or a unit denominated in the Participant's local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

        Section 2.42    "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

        Section 2.43    "Plan" shall have the meaning set forth in Article I.

        Section 2.44    "Public Offering" shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.

        Section 2.45    "Replacement Awards" shall mean Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its Subsidiaries.

        Section 2.46    "Restricted Stock" shall mean an Award granted pursuant to Section 8.1.

        Section 2.47    "Restricted Stock Unit" shall mean an Award granted pursuant to Section 8.2.

        Section 2.48    "Returned MSIP Shares" shall have the meaning set forth in Section 4.1(b).

        Section 2.49    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Section 2.50    "Service Provider" shall mean an Associate, Consultant or Director.

        Section 2.51    "Share" shall mean a share of Company Common Stock.

        Section 2.52    "Stock Appreciation Right" or "SAR" shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the "Base Price") fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.

        Section 2.53    "Stock Incentive Plan" shall have the meaning set forth in Article I.

        Section 2.54    "Stock-Based Award" shall have the meaning set forth in Section 11.1.

        Section 2.55    "Stock Purchase Right" shall mean an Award granted pursuant to Section 5.4.

        Section 2.56    "Subplans" shall have the meaning set forth in Section 3.5.

        Section 2.57    "Subscription Agreement" shall mean the agreement to be entered into between the Company and the Participant upon the issuance of Company Common Stock subject to an Award establishing the rights and obligations of each of them relating to the Company Common Stock so issued to the Participant.

        Section 2.58    "Subsidiary" shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest; provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Section 2.59    "Termination of employment," "termination of service" and any corollary or similar term or terms shall mean (x), with respect to a Director who is not an Associate of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board; (y) with respect to a Consultant who is not an Associate of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries; and (z), with respect to an Associate, the date the Participant ceases to be an Associate; provided, that, with respect to any Award subject to Section 409A of the Code, such terms shall mean a "separation from service," as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

        Section 2.60    "Withholding Taxes" shall mean the statutory minimum of any federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law.

ARTICLE III

ADMINISTRATION

        Section 3.1    Administrator.    The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator, unless otherwise determined by the Board, shall be constituted to comply with Applicable Laws, including, without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code.

        Section 3.2    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

          (a)   determine the Fair Market Value;

          (b)   determine the type or types of Awards to be granted to each Participant;

          (c)   select the Service Providers to whom Awards may from time to time be granted hereunder;

          (d)   determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (e)   approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;

          (f)    determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (g)   determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause;

          (h)   prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;

          (i)    determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

          (j)    suspend or accelerate the vesting of any Award granted under the Plan;

          (k)   construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

          (l)    make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Any determination made by the Administrator under the Plan, including, without limitation, under Section 4.3, shall be final, binding and conclusive on all Participants and other persons having or claiming any right or interest under the Plan.

        Section 3.3    Delegation by the Administrator.    The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or director or group of directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, (i) with respect to any Award intended to qualify as "performance-based" compensation under Section 162(m) of the Code, the Administrator shall mean the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or the Compensation Committee of the Board shall designate, consisting of two or more members, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and (ii) with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall consist solely two or more "non-employee directors" within the meaning of such Rule, or, in the alternative, the entire Board.

        Section 3.4    Compensation, Professional Assistance, Good Faith Actions.    The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, in its sole discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator's determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

        Section 3.5    Participants Based Outside the United States.    To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States ("Non-U.S. Awards"), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances ("Subplans") and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator's decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant's salary or compensation under the Participant's employment with the Participant's local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator's discretion, such payments may be made in a lump sum or in installments.

ARTICLE IV

SHARES SUBJECT TO PLAN

        Section 4.1    Shares Subject to Plan.

          (a)   Subject to Section 4.3, the aggregate number of Shares which may be issued under this Plan is equal to the sum of (i) 7,629,757 shares (which is comprised of 2,629,757 unissued shares under the MSIP as of June 13, 2014 and 5,000,000 additional shares) and (ii) the Returned MSIP shares, all of which may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form.

          (b)   Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award. Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of Shares subject to such Award or portion thereof minus the actual number of Shares issued in connection with such exercise, settlement or conversion. If any such Award or portion thereof is for any reason forfeited, canceled, expired or otherwise terminated without the issuance of Shares, the Company Common Stock subject to such forfeited, canceled, expired or otherwise terminated Award or portion thereof shall again be available for grant under the Plan. If Shares are withheld from issuance with respect to an Award by the Company in satisfaction of any tax withholding or similar obligations, such withheld Shares shall again be available for grant under the Plan. Awards granted prior to the Effective Date under the Stock Incentive Plan which are outstanding as of the Effective Date and which are not issued for the reasons specified in any of the immediately preceding three sentences

  (the "Returned MSIP Shares") shall again be available for grant under the Plan. Awards which the Administrator reasonably determines will be settled in cash shall not reduce the Plan maximum set forth in Section 4.1(a). Notwithstanding the foregoing, and except to the extent required by Applicable Laws, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.

        Section 4.2    Individual Award Limitations.    Subject to Section 4.1(a) and Section 4.3, the following individual Award limits shall apply to the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code:

          (a)   No Participant may be granted more than 2,000,000 Options, SARs or any other Award based solely on the increase in value of the Shares from the date of grant under the Plan in any calendar year.

          (b)   No Participant may be granted more than 1,000,000 Performance Shares, shares of performance-based Restricted Stock or performance-based Restricted Stock Units under the Plan in any calendar year.

          (c)   No Participant may be granted Performance Units under the Plan in any calendar year with a value of more than US $10,000,000 (or the equivalent of such amount denominated in the Participant's local currency).

        Section 4.3    Changes in Company Common Stock; Disposition of Assets and Corporate Events.

          (a)   If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a "Corporate Event"), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan and the number, class and exercise price of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable to prevent the diminution or enlargement of the rights of the Company and Participants hereunder by reason of such Corporate Event. Without limiting the generality of the foregoing sentence, in the event of any such transaction, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) and any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.

          (b)   Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.

        Section 4.4    Award Agreement Provisions.    The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

        Section 4.5    Prohibition Against Repricing.    From and after a Public Offering, except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted.

ARTICLE V

GRANTING OF OPTIONS AND SARS
AND SALE OF COMPANY COMMON STOCK

        Section 5.1    Eligibility.    Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Associates.

        Section 5.2    Qualification of Incentive Stock Options.    No Associate may be granted an Incentive Stock Option under the Plan if such Associate, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or "parent corporation" (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

        Section 5.3    Granting of Options and SARs to Service Providers.

          (a)    Options and SARs.    The Administrator may from time to time:

              (i)  Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;

             (ii)  Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

            (iii)  Determine the terms and conditions of such Options and SARs, consistent with the Plan.

          (b)   SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.

          (c)   Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an "incentive stock option" under Section 422 of the Code.

        Section 5.4    Sale of Company Common Stock to Service Providers.    The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by a Subscription Agreement in a form approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Sections 7.6 and 7.7 below. Unless otherwise determined by the Administrator, Shares acquired pursuant to this Section 5.4 shall also be subject to the terms and conditions of a Subscription Agreement, which shall be executed by the Participant and an authorized officer.

 ARTICLE VI

TERMS OF OPTIONS AND SARS

        Section 6.1    Award Agreement.    Each Option and each SAR shall be evidenced by a written Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

        Section 6.2    Exercisability and Vesting of Options and SARs.

          (a)   Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.

          (b)   Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.

          (c)   The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (d)   SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.

        Section 6.3    Option Price and Base Price.    Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the "Option Price") and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.

        Section 6.4    Expiration of Options and SARs.    No Option or SAR may be exercised after the first to occur of the following events:

          (a)   The expiration of ten (10) years from the date the Option or SAR was granted; or

          (b)   With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.

ARTICLE VII

EXERCISE OF OPTIONS AND SARS

        Section 7.1    Person Eligible to Exercise.    During the lifetime of the Optionee, only the Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee's Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee's Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

        Section 7.2    Partial Exercise.    At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.

        Section 7.3    Manner of Exercise.    Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

          (a)   Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);

          (b)   A copy of the Subscription Agreement in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);

          (c)   (i)  With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

             (ii)  With the consent of the Administrator, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

            (iii)  With the consent of the Administrator, payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or

            (iv)  With the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.

          (d)   Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR (notice of the amount of which shall be provided by the Administrator as soon as practicable following receipt by the Administrator of the notice of exercise);

          (e)   Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, issuing stop-transfer orders to transfer agents and registrars; and

          (f)    In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.

        Section 7.4    Exercise by the Administrator.    If an Optionee has not exercised an Option immediately prior to the expiration of such Option and the Fair Market Value on the date of expiration exceeds the Option Price of such Option, the Administrator may, in its sole discretion, exercise the Option on behalf of the Optionee by causing the exercise price to be paid through a broker-assisted cashless exercise program established by the Company. For the avoidance of doubt, the Administrator will not be required to obtain the Optionee's consent prior such exercise.

        Section 7.5    Optionee Representations.    The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.

        Section 7.6    Settlement of SARs.    Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:

          (a)   any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by

          (b)   the number of Shares with respect to which the SAR is exercised;

provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Fair Market Value of such Shares on the grant date of such SAR.

        Section 7.7    Conditions to Issuance of Shares.    The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:

          (a)   The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;

          (b)   The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

          (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

          (d)   The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.

The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee's exercise of an Option or SAR.

        Section 7.8    Rights as Stockholders.    The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until such holder has signed the Subscription Agreement provided by the Administrator and the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.

        Section 7.9    Transfer Restrictions.    Shares acquired upon exercise of an Option or SAR shall be subject to the terms and conditions of the Subscription Agreement. In addition, the Administrator, in its sole discretion, may set forth in an Award Agreement such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Associate to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Associate. The Administrator may cause the Share register maintained by the Company to refer to such requirement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

        Section 8.1    Restricted Stock.

          (a)    Grant of Restricted Stock.    The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

          (b)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award and specified in the Award Agreement or otherwise in writing or determined thereafter in a manner more favorable to a Participant. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

          (c)    Issuance of Restricted Stock.    The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

        Section 8.2    Restricted Stock Units.    The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the settlement date, the Company shall, subject to the terms of this Plan, issue to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

        Section 8.3    Rights as a Stockholder.    A Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of Restricted Stock Units awarded pursuant to the Plan unless and until such Participant has signed the Subscription Agreement provided by the

Administrator and the Shares attributable to such Restricted Stock Units have been issued to such Participant.

ARTICLE IX

PERFORMANCE SHARES AND PERFORMANCE UNITS

        Section 9.1    Grant of Performance Awards.    The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.

        Section 9.2    Issuance and Restrictions.    The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (and the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

        Section 9.3    Earned Performance Shares and Performance Units.    Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant to the extent consistent with Section 162(m). In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

        Section 9.4    Rights as a Stockholder.    A Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of Performance Shares or Performance Units awarded pursuant to the Plan unless and until such Participant has signed the Subscription Agreement provided by the Administrator and the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant.

        Section 9.5    Performance Goals.    The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon (alone or in combination): (a) cash flow, (b) free cash flow, (c) revenue, (d) gross profit, (e) gross profit margin, (f) earnings before income taxes, (g) net income, (h) earnings per share, (i) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (j) net income (loss) before: income (loss) from discontinued operations, net of income taxes; provision (benefit) for income taxes; gain (loss) on extinguishment of debt; interest expense; depreciation and amortization expense; non-cash goodwill and trade name impairment; residual value guarantee charge; non-cash impairment of software and other related costs; non-cash impairment of property and equipment; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; non-cash effects attributable to the application of purchase accounting and other non-operating expenses ("Adjusted EBITDA"), (k) return on equity, (l) return on invested capital, (m) customer count, (n) stock price, (o) total shareholder return or (p) customer retention; or, for any period of time in which Section 162(m) is not applicable to the Company and the Plan, or at any time in the case of (A) persons who are not "covered employees" under Section 162(m) of the Code or (B) Awards (whether or not to "covered employees") not intended to qualify as performance-based compensation under Section 162(m), such other criteria as may be determined by the Administrator.

        Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies, or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance. When establishing Performance Goals for a Performance Cycle, the Administrator may determine that any or all "extraordinary items" as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management's discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, extraordinary items, capital gains and losses, dividends, Share repurchases, other unusual or non-recurring items, and the cumulative effects of accounting changes shall be excluded from the determination as to whether the Performance Goals have been met. Except in the case of Awards to "covered employees" intended to qualify as performance-based compensation under Section 162(m) of the Code, the Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

        Section 9.6    Special Rule for Performance Goals.    If, at the time of grant, the Administrator intends a Performance Share Award, Performance Unit or other Performance Award to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must establish Performance Goals for the applicable Performance Cycle prior to the 91st day of the Performance Cycle (or by such other date as may be required under Section 162(m) of the Code) but in any event not later than the date on which 25% of the Performance Cycle has elapsed.

        Section 9.7    Negative Discretion.    Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.9 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.

        Section 9.8    Affirmative Discretion.    Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan, (i) the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant (except for Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent Section 162(m) of the Code is applicable to the Company and the Plan) in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate and (ii) in connection with the hiring of any person who is or becomes a "covered employee" as defined in Section 162(m)(3) of the Code, the Administrator may provide for a minimum bonus amount in any Performance Cycle, regardless of whether the Performance Goals are attained. Notwithstanding any provision of the Plan to the contrary, in no event shall the Administrator have, or exercise, discretion with respect to a Performance Award intended to qualify as performance-based compensation under Section 162(m) of the Code if such discretion or the exercise thereof would cause such qualification not to be available.

        Section 9.9    Certification of Attainment of Performance Goals.    As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.

        Section 9.10    Payment of Awards.    Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the Participant or, if the Participant has died, to the Participant's Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator's certification under Section 9.9 above and (unless an applicable Award Agreement shall set forth one or more other dates) in any event no later than the earlier of (i) ninety (90) days after the end of the fiscal year in which the Performance Cycle has ended and (ii) ninety (90) days after the expiration of the Performance Cycle. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator's certification under Section 9.9 above or such other date specified in the Award Agreement. The Administrator may set forth in an Award Agreement conditions with respect to the award or delivery of Shares, including conditioning the vesting of such Shares on the performance of additional service.

        Section 9.11    Newly Eligible Participants.    Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

ARTICLE X

DEFERRED SHARE UNITS

        Section 10.1    Grant.    The Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Administrator or on such other future date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and shall record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III and Applicable Laws (including Section 409A of the Code), Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

        Section 10.2    Rights as a Stockholder.    A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such Participant has signed the Subscription Agreement provided by the Administrator and the Shares attributable to such Deferred Share Units have been issued to such Participant.

        Section 10.3    Vesting.    Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.

        Section 10.4    Further Deferral Elections.    A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator's approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator pursuant to Applicable Laws, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity need not be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

        Section 10.5    Settlement.    Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement, (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).

ARTICLE XI

OTHER STOCK-BASED AWARDS

        Section 11.1    Grant of Stock-Based Awards.    The Administrator is authorized to make Awards of other types of equity-based or equity-related awards ("Stock-Based Awards") not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key associate, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards under Subplans designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        Section 11.2    Automatic Grants for Directors.    The Administrator may institute, by resolution, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.

ARTICLE XII

DIVIDEND EQUIVALENTS

        Section 12.1    Generally.    Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator. For the avoidance of doubt, Dividend Equivalents with respect to Performance Awards shall not be fully vested until the Performance Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XIII

TERMINATION AND FORFEITURE

        Section 13.1    Termination for Cause.    Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant's employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant's termination of service.

        Section 13.2    Termination for Any Other Reason.    Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant's employment or service terminates for any reason other than Cause:

          (a)   All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant's termination of service;

          (b)   All Options and SARs that are vested shall remain outstanding until (x) in the case of termination for death, Disability or retirement at normal retirement age, the first anniversary of the date of the Participant's death, Disability or retirement at normal retirement age, (y) the three-month anniversary of the effective date of the Participant's termination for any reason other than death, Disability or retirement at normal retirement age or (z) the Award's normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate; and

          (c)   All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).

        Section 13.3    Post-Termination Informational Requirements.    Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant's Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.

        Section 13.4    Forfeiture of Awards.    Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder, and the implementation of such policies and procedures pursuant to this Section 13.4 shall not be subject to any restrictions on amendment or modification of Awards.

ARTICLE XIV

CHANGE IN CONTROL

        Section 14.1    Accelerated Vesting and Payment.    Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, upon a Change in Control:

          (a)   each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the Option Price or Base Price;

          (b)   the vesting restrictions applicable to all other unvested Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) shall lapse, all such Awards shall vest and become non-forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;

          (c)   all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and

          (d)   all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.

To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, equity holders under the Plan may (to the extent consistent with Section 409A) receive the same time and form of payment in the Change in Control in the same proportion as the Company's stockholders, or the Administrator may, in its sole discretion, cause equity holders under the Plan to be paid in cash at the time of the Change in Control. For avoidance of doubt, upon a Change in Control, the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.

        Section 14.2    Alternative Award.    No cancellation, acceleration of vesting or other payment shall occur with respect to any Award if the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an "Alternative Award"), provided, that any Alternative Award must:

          (a)   give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award immediately prior to the Change in Control, including, without limitation, an identical or better schedule as to vesting and/or exercisability, and for Alternative Awards that are stock options, identical or better methods of payment of the exercise price thereof; and

          (b)   have terms such that if, within two years following a Change in Control, the Participant's employment is involuntarily (other than for Cause) or constructively terminated (in each case as the terms "involuntarily" and "constructively" are determined by the Administrator as constituted prior to the Change in Control), at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of termination (and, in the case of Alternative Awards that are stock options or stock appreciation rights, in excess of the Option Price or Base Price that the Participant would be required to pay in respect of such Alternative Award).

        Section 14.3    Section 409A.    Notwithstanding the discretion in Sections 14.1 and 14.2, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.1 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).

ARTICLE XV

OTHER PROVISIONS

        Section 15.1    Awards Not Transferable.    Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

        Section 15.2    Amendment, Suspension or Termination of the Plan or Award Agreements.

          (a)   The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan; (iii) modify the prohibition against repricing in Section 4.5 or (iv) materially modify the Plan in any other way that would require shareholder approval under Applicable Law. Except as otherwise expressly provided in the Plan, neither the amendment, modification, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted.

          (b)   Except as provided by Section 4.3, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant's written consent. The Company shall provide a Participant with notice of any amendment made to such Participant's existing Award Agreement(s) in accordance with the terms of this Section 15.2(b).

          (c)   Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1, Section 15.6 or Section 15.12 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.

          (d)   No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.

        Section 15.3    Effect of Plan upon Other Award and Compensation Plans.    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

        Section 15.4    At-Will Employment.    Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.

        Section 15.5    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        Section 15.6    Conformity to Securities Laws.    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        Section 15.7    Term of Plan.    The Plan originally became effective on the Effective Date, and the Plan, as amended and restated, was approved by the Company's Board of Directors on February 24, 2015. The Plan shall be submitted to the stockholders of the Company for approval at the meeting of the stockholders to be held in April 2015. If approved by stockholders, the Plan shall continue in effect, unless sooner terminated pursuant to Section 15.2, until April 27, 2025. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

        Section 15.8    Governing Law.    To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

        Section 15.9    Severability.    In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

        Section 15.10    Governing Documents.    In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the express terms of the

Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.

        Section 15.11    Withholding Taxes.    In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy all or any portion of such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of the minimum tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting); and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.

        Section 15.12    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate any terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a "specified employee" (as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider's "separation from service" (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider's separation from service and (ii) the Service Provider's death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.

        Section 15.13    Notices.    Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, or sent by certified or express mail, return receipt requested, postage prepaid or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to 860 Ridge Lake Boulevard, Memphis, Tennessee, 38120 to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an Associate employed by the Company or one of its subsidiaries, to the individual's workplace address or email address or by other means of electronic transfer approved by the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of delivery, if delivered personally, or on the third business day after the mailing thereof, if sent by mail.

* * * * * * *

Annex C

SERVICEMASTER GLOBAL HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose

        The purpose of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan (the "Plan") is to provide Associates of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

Article II

Definitions

        Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a)   "Acquisition Date" means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan may be purchased by or on behalf of the Participant.

          (b)   "Administrator" means, as applicable, the Board or any committee of the Board designated by the Board to administer the Plan. If the Board or any such committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

          (c)   "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

          (d)   "Associate" means any person who is employed by, who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of this Plan, where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Change in Control" means the first to occur of any of the following events after the Effective Date:

              (i)  the acquisition, directly or indirectly, by any person, entity or "group" (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors or any Affiliates of the foregoing;

             (ii)  the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not, or any of the Investors does not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

            (iii)  within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by any Investor or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (iii);

            (iv)  the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any or all of the Investors, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

             (v)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not any of the Investors and are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

  in each case, provided that, as to Share Repurchase Rights subject to Section 409A of the Code, such event also constitutes a "change in control" within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

          (g)   "Change in Control Date" means the first date as of which a Change in Control occurs.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended.

          (i)    "Common Stock" means the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

          (j)    "Company" means ServiceMaster Global Holdings, Inc., a Delaware corporation, and any successor thereto.

          (k)   "Compensation" means the base salary or wages and overtime of an Associate. Compensation shall be determined prior to the Associate's pre-tax contributions pursuant to Section 125 or 401(k) of the Code. If determined by the Administrator, other forms of compensation may be included in or excluded from the definition of Compensation as permitted by Section 423 of the Code.

          (l)    "Contribution" means the amount of an after-tax payroll deduction an Associate has made, as set out in such Associate's payroll deduction authorization form. If the Administrator so determines, a Contribution for Associates on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction an Associate would have made if such Associate had been receiving Compensation during the Company-approved leave of absence.

          (m)  "Designated Subsidiary" means the Subsidiary or Subsidiaries of the Company that have been designated from time to time by the Administrator in its sole discretion as eligible to participate in the Plan.

          (n)   "Effective Date" means the date on which the Plan is approved by the shareholders of the Company, which date shall be within the twelve months before or after the date the Plan is approved by the Board.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p)   "Fair Market Value" of a Share as of any date of determination shall be:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system and transactions in the Common Stock are available to the Company as of the immediately preceding trading date, then closing price on such immediately preceding trading date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination, rounded down to the nearest whole cent; or

             (ii)  If clause (i) shall not apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing, if any, (y) sales prices of securities issued to investors in any recent arm's length transactions and (z) any other factors determined to be relevant by the Administrator.

          (q)   "Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P.; Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.; CDR SVM Co-Investor, L.P.; CD&R SVM Co-Investor No. 2, L.P. and CD&R Parallel Fund Vii, L.P.; (ii) any Affiliate of any thereof and (iii) any legal successor to any thereof.

          (r)   "Offer Date" means the first day of each Offering Period.

          (s)   "Offering Period" means a period of time specified by the Administrator, consistent with Section 423 of the Code, beginning on the Offer Date and ending on the Acquisition Date.

          (t)    "Participant" means an Associate who becomes a participant in the Plan pursuant to Article V.

          (u)   "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

          (v)   "Purchase Price" means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

          (w)  "Securities Act" means the Securities Act of 1933, as amended.

          (x)   "Share" means a share of Common Stock.

          (y)   "Share Purchase Right" means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

          (z)   "Subsidiary" of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 Article III

Available Shares and Adjustments

        Section 3.1    Available Shares.    Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is 1,000,000 Shares. Shares issued under the Plan may be authorized but unissued or reacquired Common Stock.

        Section 3.2    Adjustments.

        (a)   Changes in Capitalization.    If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a "Corporate Event"), the Administrator shall, in such manner as it may deem equitable to prevent the diminution or enlargement or the rights of the Company and Participants hereunder by reason of such Corporate Event, adjust any or all of the number and kind of Shares (or other securities or property) with respect to which a Share Purchase Right may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan). All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company. Any adjustment of an Award pursuant to this Section 3.2 shall be effected in compliance with Section 423 of the Code.

        (b)   Change in Control.    Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress such that the Acquisition Date is on or prior to the Change in Control Date, (ii) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant's account for such Offering Period, (iii) cancelling all outstanding Share Purchase Rights as of the Change in Control Date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control Date and the Purchase Price determined in accordance with Section 6.3, or (iv) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in accordance with Section 424 of the Code. Nothing in this Section 3.2(b) shall affect in any way the Company's right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

        (c)   Insufficient Shares.    If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant's account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon. The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's shareholders subsequent to such Offer Date.

 Article IV

Eligibility

        Section 4.1    Eligible Associates.    Any person who is an Associate employed by the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV and the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, the Administrator may, on a prospective basis, (i) exclude from participation in the Plan Associates (a) whose customary employment is for 20 hours or less per week or for not more than five months per year or (b) who are citizens or residents of a non-U.S. jurisdiction if grant of a Share Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate Section 423 of the Code and (ii) impose a generally applicable eligibility service requirement of up to two years of employment. The Administrator may also determine that a designated group of Associates who are highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

        Section 4.2    Five Percent Shareholders.    Notwithstanding any other provision of the Plan to the contrary, no Associate shall be eligible to participate in the Plan if, after giving effect to the grant of a Share Purchase Right in the next Offering Period, the Associate (or any other person whose stock would be attributed to the Associate pursuant to Section 424(d) of the Code) owns and/or holds Common Stock and outstanding rights to purchase Common Stock possessing, in the aggregate, five percent or more of the total combined voting power or value of all issued and outstanding stock of the Company.

Article V

Participation

        Section 5.1  An eligible Associate may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator. The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant's Compensation, up to fifteen percent, including any minimum Contribution percentage and any minimum percentage increments, to be paid as Contributions pursuant to the Plan. An Associate's payroll deduction authorization shall become effective on the Offer Date. Amounts deducted from a Participant's Compensation pursuant to this Article V shall be credited to the Participant's Plan account. No interest shall be payable on the amounts credited to the Participant's Plan account.

        Section 5.2  A Participant's election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

        Section 5.3  Each Associate who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Associates granted Share Purchase Rights under the Plan for such Offering Period.

Article VI

Share Purchase Rights

        Section 6.1    Number of Shares.    Each Eligible Associate who on the Offer Date is a Participant participating in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period. Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant's account as of the Acquisition Date.

        Section 6.2    Limitation on Purchases.    Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

          (a)    Offering Period Limitation.    Subject to the calendar year limits provided in Section 6.2(b), the maximum value of Shares that a Participant shall have the right to purchase in any Offering Period pursuant to a Share Purchase Right or right intended to qualify under Section 423 of the Code shall be equal to 15% of the Participant's Compensation earned during such Offering Period or such lesser percentage or other fixed dollar amount as the Administrator shall determine. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares that may be purchased pursuant to Share Purchase Rights with respect to any Offering Period or on any Acquisition Date (subject to the $25,000 limitation in Section 6.2(b)).

          (b)    Calendar Year Limitation.    Notwithstanding Section 6.2(a), in the event that a Participant is granted a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted to the Participant during the same calendar year under this Plan and any other plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to or exercisable by the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code is $25,000. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares, which is less than the $25,000 limitation set forth in this Section 6.2(b), that may be purchased pursuant to Share Purchase Rights in a calendar year.

          (c)    Refunds.    As of the first date on which a Participant's ability to purchase Shares is limited by this Section 6.2, the Participant's payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

        Section 6.3    Purchase Price.    The purchase price per Share with respect to an Offering Period shall be determined by the Compensation Committee of the Board; provided that such purchase price shall not be less than ninety percent (90%) of the Fair Market Value of a Share on the Acquisition Date.

Article VII

Purchase of Shares Under Share Purchase Rights

        Section 7.1    Purchase.    Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the Contributions in such Participant's account. Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

        Section 7.2    Registration Compliance.

          (a)   No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

          (b)   If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date shall in no event be more than five years from the Offer Date or, if applicable, such lesser time as permitted under Section 423 of the Code.

          (c)   If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

        Section 7.3    Delivery of Shares.    As soon as practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. No certificates shall be delivered with respect to the Shares acquired by a Participant.

        Section 7.4    Vesting.    A Participant's interest in the Common Stock purchased upon the purchase of Shares under a Share Purchase Right shall be immediately vested and nonforfeitable.

        Section 7.5    Nontransferability.    Each Share Purchase Right granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant. No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII

Restrictions on Sale

        Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period consistent with Section 423 of the Code.

 Article IX

Withdrawal From Participation and Termination of Employment

        A Participant may revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator at such time before the Acquisition Date as may be established by the Administrator. In the event of a Participant's withdrawal in accordance with the preceding sentence, all of the payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be an Associate employed by the Company or any of its Subsidiaries for any reason. Unless the Administrator determines otherwise consistent with Section 423 of the Code, a Participant's withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant's eligibility to participate in the Plan during a subsequent Offering Period.

Article X

General Provisions

        Section 10.1    Administration.    The Plan shall be administered by the Administrator. The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion. Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

        Section 10.2    Delegation by the Administrator.    Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator. Notwithstanding the foregoing, only the Compensation Committee shall have the power to determine the Purchase Price for any Offering Period.

        Section 10.3    Tax Withholding.    The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

        Section 10.4    At-Will Employment.    Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

        Section 10.5    Unfunded Plan; Plan Not Subject to ERISA.    The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        Section 10.6    Freedom of Action.    Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

        Section 10.7    Term of Plan.    The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.8 or (iii) the date on which no more Shares are available for issuance under the Plan. Upon termination of the Plan, all funds accumulated in a Participant's account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

        Section 10.8    Amendment or Alteration.    The Administrator may at any time amend, suspend, discontinue or terminate the Plan; provided that if the Plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, including (i) an increase in the aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 (other than an increase merely reflecting a change in the number of outstanding Shares pursuant to Section 3.2), (ii) a change in the granting Company or the stock available for purchase under the Plan or (iii) a change in the designation of corporations whose Associates may be offered Share Purchase Rights under the Plan, the shareholders of the Company must reapprove the Plan as if such action were the adoption of a new plan within the time prescribed under Section 423 of the Code. The Administrator, in its sole discretion, may terminate the Plan at any time. Upon such termination, all funds accumulated in a Participant's account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate..

        Section 10.9    Severability.    In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

        Section 10.10    Assignment.    Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, or its Participants, as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company's business or assets may be sold, exchanged, or transferred, in each case to the extent permitted under Section 423 of the Code.

        Section 10.11    Non-Transferability of Rights.    Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

        Section 10.12    Headings.    The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

        Section 10.13    Rules of Construction.    Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

        Section 10.14    Governing Law.    To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

        Section 10.15    Conformity to Securities Laws.    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        Section 10.16    Tax Reporting Information.    At the Company's request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

        Section 10.17    Participant Acknowledgment.    By electing to participate in an Offering Period, Participants acknowledge and agree that (i) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (ii) Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0215QD 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5 and 7, and EVERY YEAR on Proposal 6. For Against Abstain 2. Approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan. 4. Approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan. For Against Abstain 3. Approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan. 5. Non-binding advisory vote approving executive compensation. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - John Krenicki, Jr. 02 - Stephen J. Sedita 03 - David H. Wasserman 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 7. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Every Year Every Two Years Every Three Years Abstain 6. Non-binding advisory vote on the frequency of future advisory votes approving executive compensation. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 3 3 9 5 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDST, on April 26, 2015. Vote by Internet • Go to www.investorvote.com/SERV • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2015 Annual Meeting of Stockholders New York Palace Hotel 455 Madison Avenue, New York, New York 10022 Proxy Solicited by Board of Directors for Annual Meeting — April 27, 2015 Alan J.M. Haughie and James T. Lucke, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ServiceMaster Global Holdings, Inc. to be held on April 27, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated and the proxy card is executed and returned, the Proxies will have authority to vote FOR election of each of the nominees listed in Proposal 1, as directors of the Company; FOR Proposal 2: Approval of the ServiceMaster Global Holdings, Inc. Executive Annual Bonus Plan; FOR Proposal 3: Approval of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan; FOR Proposal 4: Approval of the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan; FOR Proposal 5: Non-binding advisory vote approving executive compensation; FOR EVERY YEAR Proposal 6: Non-binding advisory vote on the frequency of future advisory votes approving executive compensation; and FOR Proposal 7: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — ServiceMaster Global Holdings, Inc. 2015 Annual Meeting Admission Ticket 2015 Annual Meeting of ServiceMaster Global Holdings, Inc. Stockholders April 27, 2015, 8:00 a.m. EDST New York Palace Hotel 455 Madison Avenue, New York, New York 10022 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q